                                                                 EXECUTION COPY

                                                                   Exhibit 10.5

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                      TRANSFER AND ADMINISTRATION AGREEMENT


                                      among


                         KITTY HAWK FUNDING CORPORATION,

                                   as Buyer A,


                          ATLANTIC EQUITY CORPORATION,

                                   as Buyer B,


                     COMPUCREDIT ACQUISITION FUNDING CORP.,

                               as the Transferor,


                            COMPUCREDIT CORPORATION,

                                individually and
                                 as the Servicer
                                and the Guarantor


                                       and


                               NATIONSBANK, N.A.,

                        as the Agent and a Bank Investor



                           Dated as of April 17, 1998





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



                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----


ARTICLE I  DEFINITIONS..........................................................................1

              SECTION 1.1.  Certain Defined Terms...............................................1

              SECTION 1.2.   Other Terms.......................................................25

              SECTION 1.3.   Computation of Time Periods.......................................26


ARTICLE II  TRANSFERS AND SETTLEMENTS..........................................................26

              SECTION 2.1.  Facility...........................................................26

              SECTION 2.2.  Transfers..........................................................26

              SECTION 2.3.  Selection of Interest Rates and Interest Periods...................29

              SECTION 2.4.   [Reserved]........................................................32

              SECTION 2.5.   Allocation of Collections; Non-Liquidation Settlement and
                             Reinvestment Procedures...........................................32

              SECTION 2.6.   [Reserved]........................................................33

              SECTION 2.7.   Fees..............................................................34

              SECTION 2.8.   Protection of Transferred Interest of the Buyers and the Bank
                             Investors.........................................................34

              SECTION 2.9.  Deemed Collections; Application of Payments........................35

              SECTION 2.10.  Payments and Computations, Etc....................................38

              SECTION 2.11. Reports............................................................38

              SECTION 2.12.  Collection Account................................................39

              SECTION 2.13.  Sharing of Payments, Etc..........................................40

              SECTION 2.14.  Defaulted Receivables.............................................40

              SECTION 2.15.  Optional Amortization.............................................40


ARTICLE III  REPRESENTATIONS AND WARRANTIES....................................................41



              SECTION 3.1.   Representations and Warranties of the Transferor..................41

              SECTION 3.2.   [Reserved]........................................................44

              SECTION 3.3.   Representations and Warranties of the Servicer....................45

              SECTION 3.4.   Reaffirmation of Representations and Warranties by the
                             Servicer..........................................................46


ARTICLE IV  CONDITIONS PRECEDENT...............................................................47

              SECTION 4.1.   Conditions to Closing.............................................47


ARTICLE V  COVENANTS...........................................................................50

              SECTION 5.1.   Affirmative Covenants of Transferor...............................50

              SECTION 5.2.   Negative Covenants of the Transferor..............................57

              SECTION 5.3.   Affirmative Covenants of the Servicer.............................59

              SECTION 5.4.   Negative Covenants of the Servicer................................61


ARTICLE VI  ADMINISTRATION AND COLLECTIONS.....................................................62

              SECTION 6.1.   Appointment of Servicer...........................................62

              SECTION 6.2.   Duties of Servicer................................................63

              SECTION 6.3.   Rights After Designation of New Servicer..........................64

              SECTION 6.4.   Servicer Default..................................................64

              SECTION 6.5.   Responsibilities of the Transferor................................65


ARTICLE VII  TERMINATION EVENTS................................................................65

              SECTION 7.1.   Termination Events................................................65

              SECTION 7.2.   Termination.......................................................68

              SECTION 7.3.   Optional Repurchase...............................................69


ARTICLE VIII  INDEMNIFICATION; EXPENSES; RELATED MATTERS.......................................69

              SECTION 8.1.   Indemnities by the Transferor.....................................70

                                       ii

              SECTION 8.2.   Indemnity for Taxes, Reserves and Expenses........................73

              SECTION 8.3.   Taxes.............................................................74

              SECTION 8.4.  Other Costs, Expenses and Related Matters..........................77

              SECTION 8.5.   Amounts Limited to Available Funds................................78

              SECTION 8.6.  Indemnification by Servicer........................................78


ARTICLE IX  THE AGENT; BANK COMMITMENT.........................................................80

              SECTION 9.1.   Authorization and Action..........................................80

              SECTION 9.2.   Agent's Reliance, Etc.............................................81

              SECTION 9.3.   Termination Events................................................81

              SECTION 9.4.   Rights as Bank Investor...........................................81

              SECTION 9.5.   Indemnification of the Agent......................................82

              SECTION 9.6.   Non-Reliance......................................................82

              SECTION 9.7.   Resignation of Agent..............................................83

              SECTION 9.8.   Payments by the Agent.............................................83

              SECTION 9.9.   Bank Commitment; Assignment to Bank Investors.....................84

              SECTION 9.10.   Tax Matters......................................................87

              SECTION 9.11.   Tax Treatment....................................................91


ARTICLE X  GUARANTY AND GUARANTOR COVENANTS....................................................91

              SECTION 10.1.  Guaranty..........................................................91

              SECTION 10.2.  Waivers...........................................................92

              SECTION 10.3.  Reinstatement.....................................................93

              SECTION 10.4.  Subrogation.......................................................93

              SECTION 10.5.  Net Worth Ratio...................................................93

              SECTION 10.6.   Financial Reporting..............................................94




                                       iii

              SECTION 10.7.  Notices...........................................................92

              SECTION 10.8.  Sub-Servicing Fee.................................................92

              SECTION 10.9.  Co-Beneficiary Designations.......................................92


ARTICLE XI  MISCELLANEOUS......................................................................93

              SECTION 11.1.  Term of Agreement.................................................93

              SECTION 11.2.  Waivers; Amendments...............................................93

              SECTION 11.3.  Notices...........................................................94

              SECTION 11.4.  Governing Law; Submission to Jurisdiction; Integration............96

              SECTION 11.5.  Severability; Counterparts........................................97

              SECTION 11.6.  Successors and Assigns............................................97

              SECTION 11.7.  Disclosure........................................................98

              SECTION 11.8.  Confidentiality Agreement.........................................99

              SECTION 11.9.  No Bankruptcy Petition............................................99

              SECTION 11.10. No Recourse Against Stockholders, Officers
                             or Directors.....................................................100



                                    EXHIBITS

EXHIBIT A                  Form of Credit Card Agreement

EXHIBIT B                  [Reserved]

EXHIBIT C                  Form of Statement of Estimated Amounts

EXHIBIT D                  Form of Independent Accountants Report

EXHIBIT E                  Form of Monthly Servicer Report

EXHIBIT F                  [Reserved]

EXHIBIT G                  Form of Assignment and Assumption Agreement

EXHIBIT H                  List of Actions and Suits

EXHIBIT I                  [Reserved]

EXHIBIT J                  List of Subsidiaries, Divisions and Tradenames

EXHIBIT K                  Form of Investment Letter

                      TRANSFER AND ADMINISTRATION AGREEMENT

                  TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of April 17, 1998, by and among KITTY HAWK FUNDING CORPORATION, a Delaware corporation ("Buyer A"), ATLANTIC EQUITY CORPORATION, a North Carolina corporation ("Buyer B" and, together with Buyer A, the "Buyers"), COMPUCREDIT ACQUISITION FUNDING CORP., a Georgia corporation, as transferor (in such capacity, the "Transferor"), COMPUCREDIT CORPORATION, a Georgia corporation, individually, as servicer (in such capacity, the "Servicer") and as guarantor (in such capacity, the "Guarantor"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Buyers and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and Buyer A may desire to, and the Bank Investors, if requested, and Buyer B shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS



                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Accounts" means each credit card account established pursuant to a Credit Card Agreement with an Obligor as of the Cut-Off Date, which account
(i) (a) was sold to CB&T pursuant to the Sale and Purchase Agreement by the Original Sellers, (b) is a credit card account of an Obligor into which an Account of such Obligor is, pursuant to the Conversion, transferred in accordance with the Credit Card Guidelines, (c) is a Transferred Account or (d) is a Related Account, and (ii) is identified by account number and by the principal receivables thereof as of the Cut-Off Date and referred to in the Account Schedule delivered to the Agent on the Closing Date pursuant to Section 2.8(b), as such schedule is amended, modified or supplemented thereafter pursuant to Section 2.8(b).

                  "Account Owner" means CB&T or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement, subject to Section 5.2(h) hereof.

                  "Account Schedule" means the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor delivered to the Agent on the Closing Date, as amended or modified from time to time pursuant to the terms of this Agreement.

                  "Accrued Interest Component" means, for any Collection Period, the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period, whether or not such Related Commercial Paper matures during such Collection Period. For purposes of the immediately preceding sentence, the portion of the Interest Component of Related Commercial Paper accrued in a Collection Period during which Related Commercial Paper has a stated maturity date that succeeds the last day of such Collection Period shall be computed based on the actual number of days that such Related Commercial Paper was outstanding during such Collection Period.

                  "Adjusted LIBOR Rate" means, with respect to any period during which the return to any Bank Investor or the Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is 1.05% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing
(i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                 "Administrative Agent" means NationsBank, N.A., as administrative agent.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

                  "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "Affinity Card Agreement" means the Affinity Card Agreement, dated January 6, 1997, among CB&T, CompuCredit and CAC, and all schedules and exhibits thereto, as the same has been and may hereafter be amended, modified or supplemented and in effect from time to time.

                  "Agent" means NationsBank, N.A., in its capacity as agent for the Buyers and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

                  "Aggregate Unpaids" means, at any time, an amount equal (without duplication) to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) Buyer A's Net Investment at such time and
(iii) all other amounts owed (whether due or accrued) under the Transaction Documents by the Transferor to Buyer A and the Bank Investors at such time, including, without limitation, any Early Collection Fee then due and owing.

                  "Applicable Rate" means the CP Rate, the Base Rate or the Adjusted LIBOR Rate, as determined by the Agent.

                  "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Assignment" means any sale, assignment or transfer by a Buyer or Bank Investor of all or any part of its interest in this Agreement, but shall not include a participation as described in Section 9.10(f).

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of Buyer A's Net Investment at such time and (ii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

                  "Bank Investors" shall mean NationsBank, N.A. and its successors and assigns.

                  "Bankruptcy Code" has the meaning assigned to that term in
Section 3.1(k).

                  "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest publicly announced by NationsBank from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by NationsBank) and (ii) the sum of (a) 1.50% and
(b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by NationsBank from three Federal funds brokers of recognized standing selected by it.

                  "Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate thereof is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Charlotte, North Carolina, Atlanta, Georgia, Columbus, Georgia or any other State in which the principal executive offices of CompuCredit, the Transferor, the Agent, CB&T or other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order, or governmental decree to be closed, and, when used with respect to the determination of any Adjusted LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "Buyer A" means Kitty Hawk Funding Corporation, a Delaware corporation, or any other NationsBank sponsored commercial paper conduit facility, or any combination thereof, as determined by the Agent.

                  "Buyer A's Initial Net Investment" means $210,311,915.28.

                  "Buyer A's Net Investment" means the sum of the amounts paid to the Transferor by Buyer A or the Bank Investors less the aggregate amount of Collections received and applied by the Agent to reduce such Buyer A's Net Investment pursuant to Section 2.5, 2.15 or 7.3 hereof; provided that such Buyer A's Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

                  "Buyer B" means Atlantic Equity Corporation, a North Carolina corporation, and its successors and assigns.

                  "Buyer B Amounts" means, at any time, all amounts as are at such time due and owing to Buyer B under the Fee Letter, this Agreement and the Purchase Option Agreement.

                  "Buyer B Distributions" means, at any time, Buyer B Amounts and any amounts which are then due or thereafter become owing to Buyer B pursuant to Section 2.5(b)(ii).

                  "Buyer B's Initial Net Investment" means $12,000,000.

                  "Buyer B's Net Investment" means Buyer B's Initial Net Investment less the aggregate amount of Collections received and applied by the Agent to reduce such Buyer B's Net Investment pursuant to Section 2.5, 2.15 or
7.3 hereof or pursuant to the Fee Letter; provided that Buyer B's Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

                  "Buyer B Program Fee" means the fee payable by the Transferor to Buyer B pursuant to Section 2.7 hereof, the terms of which are set forth in paragraph (d) of the Fee Letter.

                  "Buyers" means Buyer A and Buyer B.

                  "Buyers' Net Investment" means the sum of Buyer A's Net Investment and Buyer B's Net Investment.

                  "CAC" means CompuCredit Acquisition Corporation, a Georgia corporation, together with its successors and assigns.

                  "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Carrying Costs" means, for a Collection Period, the sum (without duplication) of (i) the sum of the dollar amount of Buyer A's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) to pay interest with respect to Buyer A's Net Investment pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, provided that if a Termination Event shall have occurred, such interest shall be calculated at the Base Rate plus 2.00%) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by a Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period, (b) to pay the Accrued Interest Component of Related Commercial Paper with respect to any Collection Period, to the extent not paid through Servicer Advances, (c) to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period, to the extent not paid through Servicer Advances, (d) to pay any past due interest not paid in clause (a) and (b) with respect to prior Collection Periods, and (e) any amounts owed to Buyer A pursuant to Sections 8.1, 8.2, 8.3,
8.4 and 8.6, (ii) the Program Fee and the Facility Fee accrued from the first day through the last day of such Collection Period, whether or not such amount is payable during such Collection Period, and (iii) all interest amounts due the Bank Investors in accordance with Section 2.3(c), (d) and (e).

                  "Cash Advance Fees" shall mean cash advance transaction fees, if any, as specified in the Credit Card Agreement applicable to each Account.

                  "Cash Equivalent Investment" means, at any time:

                           (a)      any evidence of indebtedness, maturing not
more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

                           (b) commercial paper, maturing not more than nine
months from the date of issue or corporate demand notes, in each case issued by a corporation (other than the Transferor or any Affiliate of the Transferor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's or P-1 by Moody's; or

                           (c)      any certificate of deposit (or time
deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight federal funds transactions, in each case that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000.

                  "CB&T" means Columbus Bank and Trust Company, a state chartered bank organized under the laws of the State of Georgia, together with its successors and assigns.

                  "CB&T Agreement" means the subservicer letter agreement, dated the date hereof, among CB&T, CAC and the Agent, as it may be amended, modified or supplemented from time to time.

                  "Charge-Off Rate" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of the Principal Receivables of all Receivables that became Defaulted Receivables during such Collection Period, less all Recoveries received during such Collection Period, and the denominator of which is the average daily Principal Receivables during such Collection Period.

                  "Closing Date" means April 17, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "Collection Account" means the account, established by the Agent, for the benefit of the Buyers and the Bank Investors.

                  "Collection Period" means the calendar month ending immediately prior to a Remittance Date, or in the case of the first Collection Period, the period commencing on the Closing Date to the end of the calendar month ending immediately prior to the first Remittance Date.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries, Finance Charges, if any, Interchange and cash proceeds of Related Security with respect to such Receivable; provided, however, the Sub-Servicing Fee and any commissions and similar amounts received in respect of any benefit agreements with respect to receipts from parties using the Obligors for product marketing purposes shall be excluded from "Collections". For the purposes hereof, "cash" shall include payments received in the form of checks, wire transfers, electronic transfers, ATM transfers and any other form of payment made in accordance with a Credit Card Agreement.

                  "Commercial Paper" means the promissory notes issued by Buyer A in the commercial paper market.

                  "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or Buyer A in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", after giving effect to any decreases in the Facility Limit set forth in the definition thereof in this Agreement, minus the dollar amount of any Commitment or portion thereof assigned by such Bank Investor pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or Buyer A not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned by such assignee pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or Buyer A not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

                  "Commitment Termination Date" means April 16, 1999, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

                  "CompuCredit" means CompuCredit Corporation, a Georgia corporation.

                  "Conduit Assignee" shall mean any commercial paper conduit administered by NationsBank and designated by NationsBank from time to time to accept an assignment from Buyer A of all or a portion of Buyer A's Net Investment.

                  "Conversion" means the transfer of the processing of the Accounts to CB&T pursuant to the Interim Servicing Agreement.

                  "CP Rate" means, with respect to any Collection Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such Collection Period may be sold by any placement agent or commercial paper dealer selected by Buyer A, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Buyer A is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Buyer A's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "Credit Card Agreement" shall mean, with respect to a revolving credit card account, the agreements (including any applicable truth in lending disclosure statements), in substantially the form or forms attached as Exhibit A hereto on the Closing Date and pursuant to Section 5.3(k), between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements or statements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

                  "Credit Card Guidelines" shall mean the respective policies and procedures of the Servicer, as such policies and procedures relate to the Accounts and as such may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to a receivables purchase agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

                  "Credit Support Agreement" means the agreement between Buyer A and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to Buyer A in connection with the issuance by Buyer A of Commercial Paper.

                  "Credit Support Provider" means the Person or Persons who provides credit support to Buyer A in connection with the issuance by Buyer A of Commercial Paper.

                  "Cut-Off Date" means March 1, 1998.

                  "Dealer Fee" means the fee payable by the Transferor to Buyer A, pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(b) and (c) hereof.

                  "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Servicer or the Sub-Servicer as uncollectible; (iv) as to which the Obligor is deceased; or (v) which, consistent with the Credit Card Guidelines, should be written off as uncollectible. A Principal Receivable shall become a Defaulted Receivable no later than on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts.

                  "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

                  "Early Collection Fee" means, for any funding period during which the portion of Buyer A's Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

                  "Eligible Account" shall mean, as of the Cut-Off Date, each Account other than the following:

                                    (i)     Any account that has a disputed
      balance;

                                    (ii) Any account (a) with respect to which a
     filing has been made by the related Obligor under the Bankruptcy Code or any other bankruptcy, insolvency or other similar laws providing for relief of debtors, whether such filing is voluntary or involuntary or (b) which has or should have (in accordance with the Policies and Procedures) a status code of External Status `B';

                   (iii) Any account (a) that has charged-off

     or (b) which has or should have (in accordance with the Policies and Procedures) a status code of External Status `Z';

                  (iv) Any account (a) the Obligor of which is deceased or (b) which has or should have (in accordance with the Policies and Procedures) a status code of RMS Status `D';

                                    (v)     Any account that is currently under
     litigation;

                                    (vi) Any account that has been classified,
     or should have been classified (in accordance with the Policies and Procedures) as a Lost/Stolen/Fraud (External Status `L' or `U') account;

                                    (vii) Any account with a net credit balance;

                     (viii) Any account classified, or that should have been classified (in accordance with the Policies and Procedures) as revoked (External Status `E') or interest prohibited (External Status `I') or customer closed (External Status `C') account, in each case, with a zero balance;

                    (ix) Any account that is not subject to a valid Credit Card Agreement that is the legal, valid and binding obligation of the related Obligor and that is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles or as otherwise may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR ss.226.12(c), 12 CFR ss.226.13(d) and the Soldiers and Sailors Civil Relief Act.

                  "Eligible Investments" means negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Agent, other than securities issued by or obligations of CompuCredit or any Affiliate thereof, subject to the exclusive custody and control of the Agent and for which the Agent has sole signature authority, which mature so that funds will be available no later than the close of business on the Business Day preceding the Remittance Date following each Collection Period and which evidence:

                           (a)      direct obligations of, or obligations fully
guaranteed as to timely payment by, the United States of America;

                           (b)      demand deposits, time deposits or
certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Buyer's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be A-1 by Standard and Poor's and P-1 by Moody's;

                           (c)      commercial paper having, at the time of the
Buyer's investment or contractual commitment to invest therein, a rating of A-1 by Standard & Poor's and P-1 by Moody's;

                           (d)      demand deposits, time deposits and
certificates of deposit which are fully insured by the FDIC having, at the time of the Buyer's investment therein, a rating of A-1 by Standard & Poor's and P-1 by Moody's;

                           (e)      bankers' acceptance issued by any depository
institution or trust company referred to in clause (b) above; or

                           (f) investments in money market funds having a rating
from either of Standard & Poor's or Moody's in the highest investment category granted thereby or otherwise approved by the Agent.

                  "Eligible Pool Balance" means, as determined as of any day, an amount equal to the sum of (i) the product of *[material omitted] and the amount of Principal Receivables that are not Delinquent Receivables on and as of such day and (ii) the product of *[material omitted] and the amount of Principal Receivables that are Delinquent Receivables on and as of such day. From and after a Termination Date, the Eligible Pool Balance shall be equal to zero.

                  "Eligible Receivable" means, at any time, any Receivable:

                   (i) with respect to which the related Account is an Eligible Account as of the Cut-Off Date;

                   (ii) which has been originated by NBD or the Account Owner in the ordinary course of its business, sold to CAC pursuant to the Initial Purchase Agreement and sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);


---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                   (iii) which (together with the Related Security, Collections and Proceeds related thereto) has been the subject of either a Transfer or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

                   (iv) the Obligor of which is a United States resident (except for Receivables in an outstanding amount not to exceed at any time $5,000,000 individually or in the aggregate), is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                   (v) which (A) arises pursuant to an Account with respect to which each of CB&T, CAC, the Transferor and the Original Sellers, as applicable, have performed all obligations required to be performed by it thereunder, and (B) has been billed in accordance with the Credit Card Agreement related thereto;

                   (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                   (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
     Section 3(a)(3) of the Securities Act of 1933, as amended;

                   (viii) which is an "account", "chattel paper" or "general intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                   (ix) which (A) satisfies all applicable requirements of the Credit Card Guidelines and (B) is assignable without the consent of, or notice to, the Obligor thereunder;

                   (x) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (x);

                   (xi) which is serviced by the Servicer or the Sub-Servicer;

                   (xii) which, at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                   (xiii) which is denominated and payable only in United States dollars in the United States;

                   (xiv) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or Account Owner in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Account Owner of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                   (xv) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to CB&T or other Account Owner, as the case may be;

                   (xvi) which, as of the Transfer Date is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general; and

                   (xvii) as to which, as of the Transfer Date, the Account Owner, has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Buyers or the Bank Investors therein.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Event of Bankruptcy" means, (x) with respect to the Transferor, that such Person (a) shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of the property of such Person; or (b) the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against such Person and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency, reorganization, receivership or conservatorship statute or make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations and (y) with respect to any Person other than the Transferor, that such Person (a) shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of the property of such Person; or (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against such Person and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute or make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

                  "Facilities Management Agreement" means the Facilities Management Services Agreement, attached as Exhibit E to the Affinity Card Agreement and all amendments, modifications and supplements thereto and restatements thereof.

                  "Facility Fee" means the fee payable by the Transferor to Buyer A pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

                  "Facility Limit" means an amount equal to $215,000,000 through the Commitment Termination Date or such other lesser amount as determined at the Transferor's sole discretion and presented in writing to the Agent two (2) Business Days prior to the date that such lesser amount takes effect; provided, that, any reduction in the Facility Limit shall be permanent.

                   "Fee Letter" means the letter agreement dated March 4, 1998 among the Agent, Buyer B, the Transferor and CompuCredit with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented and in effect from time to time.

                  "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account, as determined based on either (a) the actual amounts posted on the system servicing reports provided to the Servicer by Total Systems Services, Inc. or other provider of such reports, if available to the Servicer, or (b) if such actual amounts are not available to the Servicer, the amount of Finance Charge Receivables for the prior Collection Period or other reasonable estimation method, in respect of (i) all Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, (v) Overlimit Fees, and (vi) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables (but any such amount estimated pursuant to this clause (b) shall be reduced by the amount of all accrued Finance Charge Receivables on Defaulted Receivables for such Collection Period). Finance Charge Receivables shall also include (a) Interchange payable to the owner of the Accounts in respect of the Receivables, (b) all Recoveries with respect to Receivables previously charged off as uncollectible and (c) all amounts paid by CB&T to CAC pursuant to Section 8.1(e)(iii) of the Affinity Card Agreement.

                  "Finance Charges" means, with respect to an Account, any finance, interest, late or similar charges owing by an Obligor pursuant to such Account.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" means CompuCredit and its successors and assigns.

                  "Guaranty" means the Guaranty of CompuCredit contained in
Article X of this Agreement.

                  "Incentive Fee" means the fee payable by the Transferor to Buyer B pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                  "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                  "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

                  "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

                  "Initial Purchase Agreement" means the receivables purchase agreement, dated the date hereof, between CB&T, as seller, and CAC, as purchaser, as amended, modified or supplemented and in effect from time to time.

                  "Initial Transferor Interest" means an amount equal to $12,000,000.

                  "Insurance Proceeds" shall mean any amounts received by the Servicer pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

                  "Interchange" shall mean interchange fees payable to CB&T or any other Account Owner (net of any interchange fees paid by such Account Owner), in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods or services with respect to the Accounts. Any reference in this Agreement to Interchange shall refer to only the fractional undivided interest in the interchange fees that are transferred by CAC to the Transferor pursuant to the Receivables Purchase Agreement, which fractional undivided interest may be less than 100% interest therein.

                  "Interim Servicing Agreement" means the Interim Servicing Agreement, dated as of April 17, 1998, among CAC, CB&T and MWFC, as amended, modified or supplemented and in effect from time to time.

                  "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial

Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

                  "Investment Letter" has the meaning set forth in Section 9.10(c) hereof.

                  "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

                  "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LIBOR Rate" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Liquidity Provider" means the Person or Persons who will provide liquidity support to Buyer A in connection with the issuance by Buyer A of Commercial Paper.

                  "Liquidity Provider Agreement" means the agreement between Buyer A and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to Buyer A in connection with the issuance by Buyer A of Commercial Paper.

                  "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date.

                  "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, Account Owner, Servicer or Sub-Servicer or (iii) the ability of the Transferor, Account Owner, Servicer or Sub-Servicer to perform its respective obligations under the Transaction Documents to which it is a party.

                  "Monthly Servicer Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Servicer pursuant to Section
2.11 hereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "MRC" means Mountain Receivables Corporation, a Delaware corporation, together with its successors and assigns.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor or any ERISA Affiliate thereof on behalf of its employees.

                  "MWFC" means MountainWest Financial Corporation, a Utah industrial loan corporation, together with its successors and assigns.

                  "NationsBank Entity" means NationsBank Corporation and any of its direct or indirect wholly-owned subsidiaries.

                  "NBD" means NationsBank of Delaware, N.A., a national banking association, and its successors and assigns.

                  "Net Asset Test" means, in connection with any assignment by Buyer A to the Bank Investors of an interest in Buyer A's Net Investment pursuant to Section 9.9 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the amount of Principal Receivables shall be greater than or equal to Buyer A's Net Investment.

                  "Notice of Termination Event" shall have the meaning specified in Section 9.3 hereof.

                  "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to an Account.

                  "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Agent signed by the President, any Vice President, the Treasurer, Chief Financial Officer, Controller or Member of the Transferor or the Servicer, as the case may be, (or an officer holding an office with equivalent or more senior responsibilities or, in the case of the Servicer, a Servicing Officer, and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President or more senior officer of the Transferor for this purpose) or by the President, any Vice President, the Chief Financial Officer, Controller or Member of a successor Servicer.

                  "Optional Amortization Amount" shall have the meaning specified in Section 2.15.

                  "Optional Amortization Date" shall have the meaning specified in Section 2.15.

                  "Optional Amortization Notice" shall have the meaning specified in Section 2.15.

                  "Original Sellers" means, collectively, MWFC, MRC and NBD.

                  "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement, transfer and administration agreement or other similar agreement with Buyer A.

                  "Overlimit Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

                  "Participant" has the meaning set forth in Section 9.10(f) hereof.

                  "Payment Rate" means, as of any month, the percentage equivalent of a fraction, the numerator of which is equal to the average monthly amount of all Collections (including amounts retained by the Sub-Servicer in respect of the Sub-Servicing Fee) received during the preceding three Collection Periods and the denominator of which is equal to the average monthly amount of Principal Receivables outstanding during the preceding three Collection Periods.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

                  "Periodic Rate Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

                  "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Policies and Procedures" means the written policies and procedures of the Original Sellers relating to the Accounts, as in effect from time to time, a copy of which is attached as of the Closing Date as Exhibit K to the Sale and Purchase Agreement.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Principal Receivables" means, at any time, the then outstanding principal amount of Eligible Receivables excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjustments existing with respect to such Receivable on such day. The outstanding principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate outstanding amount of Principal Receivables.

                  "Private Holder" shall mean (i) each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Transferred Interest including any financial instrument or contract the value of which is determined in whole or in part by reference to the Transferred Interest and (ii) any other Person that the Transferor determines is, may be or may become a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the United States Treasury Regulations (including by reason of Section 1.7704-1(h)(3)). Any Person holding more than one interest in the Transferred Interest each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, an S Corporation or a grantor trust under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "Program Fee" means the fee payable by the Transferor to Buyer A pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Purchase Option Agreement" means the agreement, dated the date hereof, among the Transferor, the Agent and the Buyers.

                  "Purchase Termination Date" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from CAC under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "Purchased Interest" means the interest in the Transferred Interest acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "Reassignment Amount" shall mean, with respect to any Remittance Date, after giving effect to any deposits and distributions otherwise to be made on such Remittance Date, for Buyer A, without duplication, (i) the sum of (a) Buyer A's Net Investment on such Remittance Date plus (b) accrued interest, fees, and all other Aggregate Unpaids due and owing to Buyer A for such Remittance Date and for Buyer

B, (ii) the sum of (a) Buyer B's Net Investment on such Remittance Date plus (b) the Buyer B Amounts then due and then owing to Buyer B.

                  "Receivable" means the indebtedness owed by any Obligor under an Account and sold by (on the Closing Date) the Original Sellers to CB&T pursuant to the Sale and Purchase Agreement, by CB&T to CAC pursuant to the Initial Purchase Agreement and by CAC to the Transferor pursuant to the Receivables Purchase Agreement, arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of the date hereof, by and between CAC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

                  "Recipients" shall have the meaning specified in Section 2.13 hereof.

                  "Records" means all Credit Card Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables, the Accounts and the related Obligors.

                  "Recoveries" means all amounts received or collected by the Servicer or the Sub-Servicer (net of out-of-pocket costs of collection) with respect to Defaulted Receivables.

                  "Reinvestment Termination Date" means the second Business Day after the delivery by Buyer A to the Transferor of written notice that Buyer A elects not to maintain its interest in Buyer A's Net Investment; unless, on such Business Day, the Bank Investors accept an assignment of Buyer A's interest in the Transferred Interest. Any such notice shall be effective on the Business Day given if such notice is given by 11:00 a.m. (New York City time) on such Business Day and shall be effective on the immediately succeeding Business Day if such notice is given after 11:00 a.m. (New York City time) on such Business Day.

                  "Related Account" shall mean an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer or the Transferor under circumstances resulting from an error or a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

                  "Related Commercial Paper" shall mean Commercial Paper issued by Buyer A the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "Related Security" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                           (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                           (iv)     all Records related to such Receivable;

                           (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against CAC in connection therewith; and

                           (vi)     all Proceeds of any of the foregoing.

                  "Remittance Date" means the fifteenth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA, other than those events for which notice to the PBGC is waived under applicable PBGC regulations.

                  "Required Subordinate Percentage" shall equal 42%.

                  "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator of Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "Sale and Purchase Agreement" means the sale and purchase agreement, dated as of March 26, 1998, by and among the Original Sellers, CAC and the Account Owner, as it may be amended, modified or supplemented and in effect from time to time.

                  "Section 8.2 Costs" has the meaning specified in Section 8.2(f) hereof.

                  "Servicer" means at any time the Person then authorized pursuant to Section 6.1 hereof to service, administer and collect Receivables.

                  "Servicer Advance" has the meaning set forth in Section 2.5(c) hereof.

                  "Servicer Default" has the meaning set forth in Section 6.4 hereof.

                  "Servicing Fee" means, with respect to any Remittance Date, the fee payable to the Servicer on such Remittance Date with respect to the Accounts in an amount equal to (a) one-twelfth of the product of (i) 6% per annum prior to the third anniversary of the Closing Date and 4% per annum thereafter and (ii) the average daily Principal Receivables during the related Collection Period minus (b) the Sub-Servicing Fee with respect to such Collection Period. Such fee shall accrue from the initial Transfer Date to the date on which the Buyers' Net Investment is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.

                  "Servicing Officer" shall mean any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Agent by the Servicer, as such list may from time to time be amended.

                  "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Subordinate Percentage" shall mean an amount, stated as a percentage, equal to 1 minus (Buyer A's Net Investment divided by the Principal Receivables).

                   "Sub-Servicer" shall mean CB&T or any other third party contractual servicer approved of in writing by the Agent.

                  "Sub-Servicing Fee" means, with respect to any Collection Period, the fee excluded from Collections and payable by the Servicer to the Sub-Servicer with respect to the Accounts. Such fee shall accrue from the initial Transfer Date to the date on which the Buyers' Net Investment is reduced to zero.

                  "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "Taxes" shall have the meaning specified in Section 8.3 hereof.

                  "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the date on which a Reinvestment Termination Date shall occur, (vii) the Purchase Termination Date or (viii) the Optional Amortization Date or the date on which the Transferor exercises the purchase option described in Section 7.3(b).

                  "Termination Event" means an event described in Section 7.1 hereof.

                  "Three-Month Average Charge-Off Rate" means, as of any month, the annualized percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables that became Defaulted Receivables during the preceding three consecutive Collection Periods, less all Recoveries received during such Collection Periods, and the denominator of which is the average daily Principal Receivables during such preceding three Collection Periods.

                  "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

                  "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Initial Purchase Agreement, the CB&T Agreement, the Purchase Option Agreement, the Interim Servicing Agreement, the Fee Letter, the Affinity Card Agreement, the Sale and Purchase Agreement, and all of the other instruments, documents and other agreements executed and delivered by CB&T, CAC, CompuCredit or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Transfer" means a conveyance, transfer and assignment by the Transferor to the Buyers or the Bank Investors of an undivided percentage interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(b), 2.2 (e) and 2.5).

                  "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "Transfer Price" means with respect to any Transfer, the amount paid to the Transferor by Buyer A, Buyer B or the Bank Investors as described in the notice delivered by the Transferor pursuant to Section 2.2(b).

                  "Transferor" means CompuCredit Acquisition Funding Corp., a Georgia corporation, and its successors and permitted, as approved in writing by the Agent, assigns.

                  "Transferor's Interest" means the Principal Receivables less the Buyers' Net Investment.

                  "Transferred Account" shall mean each account into which an Account shall be transferred, provided that such transfer is made in accordance with the Credit Card Guidelines.

                  "Transferred Interest" means, at any time of determination, an undivided percentage interest in (i) each and every then outstanding Receivable,
(ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing. The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Transferor's Interest, the Agent, on behalf of the Buyers or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable. The Transferred Interest shall be determined as a percentage equal to the Buyers' Net Investment divided by the Principal Receivables.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "U.S." or "United States" means the United States of America.

                  SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                            TRANSFERS AND SETTLEMENTS


                  SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, at any time prior to the Termination Date and the occurrence of any Termination Event, (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of Buyer A, Buyer B or the Bank Investors, as applicable, and (y) the Agent, on behalf of Buyer A, may, at Buyer A's option, or the Agent, on behalf of the Bank Investors shall, and the Agent on behalf of Buyer B shall (in the case of Buyer B solely on the date of its purchase hereunder) accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage interests in all of the Transferor's right, title and interest in and to the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither of the Buyers, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Transferor, CAC and any Account Owner. Notwithstanding anything to the contrary contained in this Agreement, the undivided percentage interest acquired on behalf of Buyer B hereunder shall be acquired solely on the date designated by the Transferor and Buyer B and no additional Incremental Transfer shall be made on Buyer B's behalf hereunder.

                  SECTION 2.2.      Transfers.

                           (a)      Upon the terms and subject to the conditions
herein set forth, the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of Buyer A, Buyer B (in the case of the date of its acquisition hereunder) or the Bank Investors, as applicable, and the Agent, on behalf of Buyer A may, at Buyer A's option, or the Agent, on behalf of the Bank Investors, provided that neither the Termination Date nor a Termination Event shall have occurred, shall, and the Agent on behalf of Buyer B shall, in the case of its acquisition hereunder and provided that neither the Termination Date nor a Termination Event shall have occurred, in each case if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of undivided percentage interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided, however, that (a) the amount of any such Incremental Transfer made to Buyer A or the Bank Investors, as the case may be, shall not exceed the least of the following amounts after giving effect to such Incremental Transfer, each as determined on the Business Day prior to the date of such Incremental Transfer: (x) the Facility Limit, minus (in the case where the Transferred Interest is held by the Agent on behalf of Buyer A) the Interest Component of all outstanding Related Commercial Paper, minus Buyer A's Net Investment, (y) the amount of the Eligible Pool Balance minus Buyer A's Net Investment, and (z) the aggregate amount of principal receivables purchases made by Obligors which were not funded pursuant to Section
2.5 (a)(vi) since the date of the last Incremental Transfer, (b) that after giving effect to the payment to the Transferor of such Transfer Price, no Termination Event shall have occurred, (c) the representations and warranties set forth in Sections 3.1 and 3.3 hereof shall be true and correct as of the date of any such Incremental Transfer, (d) the payment to the Transferor of the Transfer Price related thereto and the Monthly Servicer Report shall have been delivered as required by Section 2.11 hereof and (e) the Transferor shall have delivered to the Agent on the date of such Incremental Transfer a certificate in form and substance satisfactory to the Agent, dated such date that the conditions specified in the preceding clauses (a) through (d) of this Section 2.2(a) have been satisfied.

                           (b)      The Transferor shall, by notice to the Agent
given by 10:00 a.m. (New York City time) at least two (2) Business Days prior to the proposed date of any Incremental Transfer by telecopy, offer to convey, transfer and assign to the Agent, on behalf of Buyer A or the Bank Investors, as applicable, undivided percentage interests in the Receivables and the other Affected Assets relating thereto. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), (y) the desired date of such Incremental Transfer and (z) the desired funding period(s) and allocation of Buyer A's Net Investment of such Incremental Transfer thereto as required by
Section 2.3. The Agent will promptly notify Buyer A or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent, on behalf of Buyer A, Buyer A shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than noon on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify Buyer A and each Bank Investor against any loss or expense incurred by Buyer A or any Bank Investor, either directly or indirectly (including, in the case of Buyer A, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer (other than as a result of an election by Buyer A not to accept such Incremental Transfer) including, without limitation, any loss or expense incurred by Buyer A or any Bank Investor, either directly or indirectly (including, in the case of Buyer A, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by Buyer A (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for Buyer A or any Bank Investor to fund such Incremental Transfer. If Buyer A elects not to acquire any such Incremental Transfer, the Transferor, by no later than the close of business on the Business Day following its delivery of a notice requesting an Incremental Transfer pursuant to this Section 2.2(b), (i) may withdraw its request that Buyer A acquire such Incremental

Transfer or (ii) shall request the Bank Investors to accept an assignment of such Incremental Transfer, in which case, if the Net Asset Test is met, Buyer A's interest in Buyer A's Net Investment, prior to such request to acquire such Incremental Transfer, shall also be assigned to the Bank Investors; provided, however, that if the Net Asset Test is not met such assignments shall not be made and the Transferor shall be deemed to have withdrawn its request that the Bank Investors acquire such Incremental Transfer.

                           (c)      On the date of the initial Incremental
Transfer, the Agent, on behalf of the Buyers or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the funding period(s) and the Applicable Rate(s) relating to such Transfer. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the funding period(s) and the Applicable Rate(s) applicable to such Incremental Transfer. Following each Incremental Transfer, the Buyers shall deposit to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to Buyer A, Buyer B (in the case of the Closing Date), and the Bank Investors, respectively.

                           (d) By no later than 11:00 a.m. (New York City time)
on the date of any Incremental Transfer, Buyer B (in the case of the Closing
Date) and Buyer A or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Incremental Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. In addition, neither Buyer B (in the case of the Closing Date) nor Buyer A shall be responsible for the failure of the other or of any Bank Investor to comply with its obligations hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Buyers or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.

                           (e) On each Business Day occurring after the initial
Incremental Transfer hereunder and prior to the Termination Date and the occurrence of any Termination Event, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of Buyer A or the Bank Investors, and the Agent, on behalf of Buyer A may, and the Agent, on behalf of the Bank Investors shall, agree to purchase from the

Transferor undivided percentage interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent of the aggregate amount of principal receivables purchases made since the preceding purchase under this Section 2.2(e), net of purchases made pursuant to
Section 2.2(a) hereof since such preceding purchase, such that after giving effect to such Transfer, no Termination Event or Potential Termination Event shall occur and the Subordinate Percentage is at least equal to or greater than the Required Subordinate Percentage.

                           (f)      The Transferor agrees to pay to CAC any
portion of the purchase price for Receivables received by the Transferor hereunder which is due and owing to CAC for the purchase of such Receivables on the same Business Day as such price was paid to the Transferor hereunder.

                           (g) The Transferor hereby grants to the Agent, on
behalf of Buyer B, Buyer A and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of CAC with respect to the Receivables. This Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of Buyer B, Buyer A and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of CAC with respect to the Receivables.

                  SECTION 2.3.      Selection of Interest Rates and Interest
Periods.

                           (a)      Prior to the Termination Date; Transferred
Interest Held on Behalf of Buyer A. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), the Transferor may, subject to Buyer A's approval and the limitations described below, request that Buyer A's Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal Buyer A's Net Investment. The Transferor shall give Buyer A irrevocable notice by telephone of the new requested funding period(s) at least two (2) Business Days prior to the expiration of any then existing funding period; provided, however, that Buyer A may select, (i) in its sole discretion, any such new funding period if the Transferor fails to provide such notice on a timely basis or (ii) any such new funding period if Buyer A determines after consultation and with the consent of the Transferor, that the funding period requested by the Transferor is unavailable or for any reason commercially undesirable. Buyer A confirms that it is its intention to fund all or substantially all of Buyer A's Net Investment held on behalf of it by issuing Related Commercial Paper; provided that Buyer A may determine, from time to time, in its reasonable judgment, that funding such Buyer A's Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from

Buyer A a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to Buyer A hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by NationsBank. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

                           (b)      After the Termination Date; Transferred
Interest Held on Behalf of Buyer A. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent, on behalf of Buyer A, Buyer A or NationsBank, as Agent, as applicable, shall select all funding periods and Applicable Rates applicable thereto.

                           (c)      Prior to the Termination Date; Transferred
Interest Held on Behalf of Bank Investors. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, but prior to the Termination Date, the initial funding period applicable to such portion of Buyer A's Net Investment allocable thereto shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Transferor's option, and for such period as may be specified by the Transferor. The Transferor shall give the Agent irrevocable notice by telephone of the new requested funding period at least two (2) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

                           (d)      After the Termination Date; Transferred
Interest Held on Behalf of Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all funding periods and Applicable Rates applicable thereto.

                           (e)      LIBOR Rate Protection; Illegality.

                                    (i)     If the Agent is unable to obtain on
     a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

                                            (A) the Agent shall forthwith notify
                                    Buyer A or the Bank Investors, as
                                    applicable, and the

                                    Transferor that the Adjusted LIBOR Rate
                                    cannot be determined for such funding
                                    period, and

                                            (B) while such circumstances exist,
                                    neither Buyer A, the Bank Investors nor the Agent shall allocate any portion of Buyer A's Net Investment which represents Transfers acquired during such period or reallocate Buyer A's Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                  (ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, Buyer A or any of the Bank Investors on behalf of which the Agent holds any Transferred Interest notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Adjusted LIBOR Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective interest in the Transferred Interest for such funding period, then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor Buyer A or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any portion of Buyer A's Net Investment which represents additional Transfers acquired during such period or reallocate Buyer A's Net Investment allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                  (iii) Notwithstanding any other provision of this Agreement, if Buyer A or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for Buyer A, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for Buyer A, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Adjusted LIBOR Rate, then
          (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of Buyer A or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the portion of Buyer A's Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either

          (1) if such Person may lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the portion of Buyer A's Net Investment allocated thereto which accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of Buyer A's Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

                  SECTION 2.4.      [Reserved].

                  SECTION 2.5. Allocation of Collections. (a) On each Remittance Date, the Servicer shall apply Collections (including, without limitation, the amount of Deemed Collections) for the immediately preceding Collection Period in the following order:

                   (i)     first, to repay any unreimbursed Servicer Advances;

                   (ii) second, to the payment to the Agent of any accrued and unpaid Carrying Costs for any preceding Collection Period;

                   (iii) third, to Buyer A or the Bank nvestors, as the case may be, in reduction of Buyer A's Net Investment, any excess of Buyer A's Net Investment over the amount of the Eligible Pool Balance as of the last Business Day of the immediately preceding Collection Period;

                   (iv) fourth, to the Servicer for any accrued and unpaid Servicing Fees for any preceding Collection Period;

                   (v) fifth, to Buyer B, the amount of any accrued and unpaid Buyer B Program Fee and Incentive Fee due and owing to it pursuant to the Fee Letter, for any preceding Collection Period;

                   (vi) sixth, to the Transferor to be applied to the purchase of additional undivided percentage interests in the Receivables pursuant to
     Section 2.2(e) equal to the aggregate amount of principal receivables purchases made by Obligors during such Collection Period, minus the amount of purchases made pursuant to Sections 2.2(a) and 2.2(e) since the preceding Remittance Date;

                   (vii) seventh, to the Agent in reduction of Buyer A's Net Investment, until Buyer A's Net Investment is reduced to zero, and then in reduction of Buyer B's Net Investment, until Buyer B's Net Investment is reduced to zero;

                                    (viii) eighth, to the Agent, without
     duplication, in satisfaction of all other Aggregate Unpaids that are due and owing on such Remittance Date; and

                                    (ix) ninth, any amounts remaining after
     application in accordance with clauses (i) through (viii) above shall be distributed in accordance with Section 2.5(b) hereof, so long as the Transferor shall not have purchased Buyer B's Net Investment pursuant to the Purchase Option Agreement or this Agreement.

                           (b)      Collections remaining pursuant to clause
(ix) of Section 2.5(a) shall be distributed by the Servicer as follows:

                                    (i)     first, to the Transferor up to an
          amount equal to the Initial Transferor Interest plus an amount sufficient to yield an imputed internal rate of return of 7.50% per annum on the Initial Transferor Interest; and

                     (ii) second, until all Receivables are reduced to zero, 90% of remaining Collections will be distributed to the Transferor and 10% of remaining Collections will be distributed to Buyer B.

                           (c)      In the event that, on any date, there are
not sufficient Collections to pay the Carrying Costs due and payable on such day, the Servicer, acting upon written notice from the Agent, shall make an advance in an amount equal to the shortfall in funds available on such day (each, a "Servicer Advance") and pay to the Agent, for the account of the Buyers, the amount of such advance, provided, that the Servicer shall not be required to make a Servicer Advance to the extent that it determines, in its sole discretion, that such advance is unlikely to be recovered from Collections in subsequent Collection Periods. On each Remittance Date, the Servicer shall be entitled to reimbursement, without interest, for any Servicer Advances not previously reimbursed in accordance with Section 2.5(a)(i).

                  SECTION 2.6.      [Reserved].

                  SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                           (a)      On each Remittance Date, to Buyer A solely
for its own account, the Program Fee and the Facility Fee, in each case, accrued during the related Collection Period and to the extent not paid on or prior to such Remittance Date pursuant to Section 2.5(a)(ii).

                           (b)      On the date of execution hereof, to the
Administrative Agent solely for its own account, the Arrangement Fee.

                           (c) On each Remittance Date, to Buyer B solely for
its own account, the Buyer B Program Fee, in each case, accrued during the related Collection Period and to the extent not paid on or prior to such Remittance Date pursuant to Section 2.5(a)(v).

                           (d) On each Remittance Date commencing on the
forty-ninth month after the Closing Date, provided this Agreement is then in effect, to Buyer B solely for its own account, the Incentive Fee accrued during the related Collection Period and to the extent not paid on or prior to such Remittance Date pursuant to Section 2.5(a)(v).

                           (e) On each day during the related Collection Period
on which Related Commercial Paper is issued by Buyer A, to Buyer A, the Dealer Fee.

                  SECTION 2.8. Protection of Transferred Interest of the Buyers and the Bank Investors. (A) The Transferor agrees that it will from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be required by law or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Buyers or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will upon the request of the Agent, the Buyers or any of the Bank Investors, in order to accurately reflect the Transfers hereunder and the Transferred Interest, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.9 hereof) as may be reasonably requested by the Agent, the Buyers or any of the Bank Investors and
(y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Agent, for the benefit of the Buyers and the Bank Investors, of the Transferred Interest. The Transferor shall obtain such additional search reports as the Agent, the Buyers or any of the Bank Investors shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and Georgia) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                           (b)      On the Closing Date, the Transferor agrees
to deliver or to cause the Servicer to deliver to the Agent a computer file or microfiche list containing a true and complete list of all Accounts, identified by account number and by Receivable balance as of the Cut-Off Date. Such file or list shall be marked as the Account Schedule delivered to the Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Servicer to deliver to the Agent within five (5) Business Days of the request therefor by the Agent a computer file or microfiche list containing a true and complete list of all Accounts, including all Accounts created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period. Such file or list shall be marked as the Account Schedule delivered to the agent as confidential and proprietary, shall replace the previous Account Schedule delivered to the Agent and shall be incorporated into and made a part of this Agreement. The Servicer agrees, at its own expense, by the end of each Collection Period in which any Accounts or Related Accounts have been originated, to indicate clearly and unambiguously in its master data processing records that the Receivables created in connection with such Accounts have been conveyed to the Transferor and transferred to the Agent, for the benefit of the Buyers and the Bank Investors, pursuant to this Agreement.

                  SECTION 2.9. Deemed Collections; Application of Payments. (a) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section shall not require any changes in any report previously delivered pursuant to Section 2.11.

                           (b)      If the Servicer adjusts downward the amount
of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor's Interest and (unless otherwise specified) any other amount required herein to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor's Interest and (unless otherwise specified) any other amount required herein to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 5.1(j) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Subordinate Percentage, the Subordinate Percentage would be less than the Required Subordinate Percentage, not later than seven days after such adjustment, the Transferor shall make a deposit into the Collection Account in immediately available funds in an amount equal to such adjustment.

                           (c)      (i) If on any day any of the representations
or warranties in Article III (except for the representations and warranties in Sections 3.1(l) and 3.3(f)) was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Buyers or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day make a deposit into the Collection Account in immediately available funds in an amount equal to the amount of such Receivable, to be applied in accordance with Section 2.5 hereof.

                                    (ii)    If any Account for which a Credit
Card (as defined in the Sale and Purchase Agreement) is in effect shall not constitute an Eligible Account as of the Cut-Off Date, (x) the Transferor shall be deemed to have received on such day a Collection in respect of such Account in an amount specified in the following clause (y) and (y) the Transferor shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount received by the Transferor pursuant to the Sale and Purchase Agreement in respect of such Account, when such amount is received by the Transferor or CAC, as the case may be, or within 2 Business Days after receipt by the Account Owner, in each case pursuant to the Sale and Purchase Agreement, to be applied in accordance with Section 2.5 hereof.

                                    (iii) If on any day any Receivable
related to an Account governed by the terms of a Credit Card Agreement (other than the Credit Card Agreement entered into with the Original Sellers) is not an Eligible Receivable or a Defaulted Receivable, (x) the Transferor shall be deemed to have received on the date on which it is determined that such Receivable is not an Eligible Receivable or Defaulted Receivable a Collection of such Receivable in full and (y) the Transferor shall make a deposit into the Collection Account in immediately available funds in the amount of such Receivable, to be applied in accordance with Section 2.5 hereof.

                           (d)      In the event that the Transferor is unable
for any reason to transfer Receivables to the Agent in accordance with the provisions of this Agreement, including by reason of any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Agent, after the date of such inability, all Collections, including Collections of Receivables transferred to the Agent prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Agent by the Transferor up to the Transferred Interest on such date), (b) the Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with
Article II and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Agent which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article II. For the purpose of the immediately preceding sentence, the Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Agent until the Agent shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables up to the Transferred Interest as of the date of the occurrence of such event. If Transferor and the Servicer are unable pursuant to any requirements of law to allocate Collections as described above, the Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article
II. The parties hereto agree that Finance Charge Receivables, whenever created and accrued in respect of Principal Receivables which have been conveyed to the Agent shall continue to be a part of the Transferred Interest notwithstanding any cessation of the transfer of additional Principal Receivables to the Agent and Collections with respect thereto shall continue to be allocated and paid in accordance with Article II.

                  SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Buyers or any Bank Investor or otherwise) they shall be paid or deposited in the account of the Agent indicated in Section 11.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Buyers and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

                  SECTION 2.11.     Reports.  (a)    Reports and Records for the
Agent.

                                    (i)     Daily Records.  On each Business

         Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Agent upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Agent at the office of the Servicer on any Business Day any computer programs necessary to make such identification.

                                    (ii)    Monthly Servicer Report.  Not later

         than the second Business Day preceding each Remittance Date, the Servicer shall deliver to the Agent a Monthly Servicer's Report signed by a Servicing Officer in substantially the form of Exhibit E hereto.

                           (b)      Quarterly Certificate.  The Servicer shall
deliver, or the Transferor shall cause the Servicer to deliver, to the Agent within fifteen (15) days after the end of each calendar quarter of each calendar year, beginning with the calendar quarter ending June 30, 1998, an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar quarter (or such shorter period as may have elapsed since the Closing Date), and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Agreement throughout such quarter (or such shorter period as may have elapsed since the Closing Date), or, if there has occurred an event which, with the giving of notice or passage of time or both, would constitute a Termination Event or Servicer Default, specifying each such event known to such officer, the nature and status thereof and the actions which the Transferor or the Servicer, as the case may be, proposes to take with respect thereto.

                           (c)      Semi-Annual Servicing Report of Independent
Public Accountants. On or before October 15 of each year, for the period from January 1 through June 30 for such year, and on or before April 15 of each year, for the period from July 1 through December 31, beginning with October 15, 1998 (for the period from the Closing Date through June 30, 1998), the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Agent to the effect that such firm has applied the procedures and made the examinations set forth in Exhibit D hereto.

                  SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Buyers and the Bank Investors. The Servicer and the Transferor shall remit or cause to be remitted daily within two Business Days of receipt to the Collection Account all Collections received with respect to any Receivables; provided, however, prior to the date of the Conversion, the Servicer and Transferor shall remit daily within two Business Days of receipt to the Collection Account all Collections received with respect to any Receivables less the aggregate amount of principal receivables purchases made hereunder since the last day on which Collections were remitted to the Collection Account. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the Remittance Date following such investment. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder. Notwithstanding the foregoing, so long as (i) no Termination Event or Potential Termination Event shall have occurred and be continuing and (ii) the amount of the Eligible Pool Balance shall exceed Buyer A's Net Investment as of the last day of the most recent Collection Period, the Servicer shall be entitled to withdraw any Collections held in the Collection Account in excess of the amount estimated by the Servicer accrued during such Collection Period for Carrying Costs; provided, that, within two Business Days after the first such withdrawal of every calendar month, the Servicer shall deliver to the agent a statement in the form of Exhibit C hereto. On the Business Day preceding the Remittance Date, the Servicer shall remit to the Collection Account all amounts withdrawn from the Collection Account during the preceding Collection Period net of (a) any amounts applied by the Transferor during such Collection Period to reduce the Buyers' Net Investment, (b) any amounts applied to make purchases pursuant to Section 2.2(e) during such Collection Period and (c) any amounts which would otherwise be distributed on such Remittance Date pursuant to Section 2.5(a)(i), 2.5(a)(iv) or 2.5(b)(i), which shall be deemed paid pursuant to such Sections by virtue of the Servicer not remitting such amounts to the Collection Account.

                  SECTION 2.13. Sharing of Payments, Etc. If a Buyer or any Bank Investor (for purposes of this Section 2.13 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of a Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to
Section 2.5) in excess of its ratable share of payments on account of the Transferred Interest obtained by the Buyer and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Buyer and/or the Bank Investors entitled to a share of such amount of the Transferred Interest owned by such Persons hereunder as shall be necessary to cause such Recipient to share the excess payment with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other

Person shall repay to the Recipient the purchase price paid by such Recipient for such amount to the extent of such recovery, together with an amount equal to such other Person's share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.14. Defaulted Receivables. On the date when any Receivable in an Account becomes a Defaulted Receivable, the Agent shall automatically and without further action or consideration transfer, set over and otherwise convey to the Transferor with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Agent in and to the Defaulted Receivables in such Account, all monies due or to become due with respect thereto, all Proceeds thereof and any Insurance Proceeds relating thereto; provided, that Recoveries of such Account shall remain property of the Agent and be applied as provided herein.

                  SECTION 2.15. Optional Amortization. On any day prior to the occurrence of a Termination Event, the Transferor may in its sole discretion cause the Servicer to provide written notice to the Agent (an "Optional Amortization Notice") at least five Business Days prior to any Business Day that is the last day of a Collection Period stating its intention to cause a full amortization of the Buyers' Net Investment on the following Remittance Date (the "Optional Amortization Date") in an amount equal to the sum of (a) the Buyers' Net Investment, (b) all Aggregate Unpaids and Buyer B Amounts unpaid on such Optional Amortization Date, plus (c) if such Optional Amortization Date occurs on or before the first anniversary of the Closing Date, the amount (without duplication) specified in the Purchase Option Agreement to be paid in respect thereof (the "Optional Amortization Amount"). The Optional Amortization Notice shall state the Optional Amortization Date and the allocation of the Optional Amortization Amount among the various outstanding funding periods that mature on such Optional Amortization Date. The Optional Amortization Amount shall be paid from any Collections on deposit in the Collection Account or from the proceeds of the issuance of one or more interests in the Transferred Interest issued substantially contemporaneously with such full amortization (or any combination of the above).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 3.1. Representations and Warranties of the Transferor. As of the Closing Date, each Remittance Date and the date of each Incremental Transfer hereunder, the Transferor represents and warrants to the Agent, the Buyers and the Bank Investors that:

                           (a)      Corporate Existence and Power.  The
Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing (or is exempt from such requirement), in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                           (b)      Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except as contemplated by Section
2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

                           (c)      Binding Effect.  Each of this Agreement, the
Receivables Purchase Agreement, the Fee Letter, and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                           (d)      Perfection.  Immediately preceding each
Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Agent's Transferred Interest against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                           (e)      Accuracy of Information.  All information
heretofore furnished by the Transferor (including without limitation, the Monthly Servicer Reports, Account Schedule, any reports delivered pursuant to
Section 2.11 hereof and the Transferor's financial statements) to the Buyers, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Buyers, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                           (f)      Tax Status.  The Transferor has filed all
tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges other than taxes, assessments and other governmental charges being contested in good faith, and for which adequate reserves have been set aside on the books of the Transferor.

                           (g)      Action, Suits.  Except as set forth in
Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                           (h)      Use of Proceeds.  No proceeds of any
Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                           (i) Place of Business. The principal place of
business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 11.3 hereof.

                           (j)      Good Title.  Upon each Transfer, the Agent
shall acquire a valid and perfected first priority undivided percentage interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and in the Related Security, Collections and Proceeds with respect thereto free and clear of any Adverse Claim.

                           (k)      Tradenames, Etc.  As of the date hereof:
(i) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (ii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (the "Bankruptcy Code"), except as disclosed in Exhibit J hereto.

                           (l)      Nature of Receivables.  Each Receivable (x)
represented by the Transferor or the Servicer to be an Eligible Receivable (including in any Monthly Servicer Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of Principal Receivables in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and, in the case of clause (y) above, is not a Receivable of the type excluded from the definition of "Principal Receivables."

                           (m)      Coverage Requirement; Amount of Receivables.
The Subordinate Percentage as of the most recent calculation date is not less than the Required Subordinate Percentage.

                           (n)      Credit Card Guidelines.  Since January 15,
1998, there have been no material changes in the Credit Card Guidelines other than as permitted hereunder.

                           (o)      No Termination Event.  No event has occurred
and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                           (p)      Not an Investment Company.  The Transferor
is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                           (q)      ERISA.  Each of the Transferor and its ERISA
Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

                           (r)      Bulk Sales.  No transaction contemplated
hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                           (s)      Transfers Under Receivables Purchase
Agreement. Each Receivable which has been transferred to the Transferor by CAC has been purchased by the Transferor from CAC pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement, by CAC from CB&T pursuant to the Initial Purchase Agreement and, to the extent applicable, by CB&T from the Original Sellers under the Sale and Purchase Agreement.

                           (t)      Preference; Voidability.  The Transferor
shall have given reasonably equivalent value to CAC in consideration for the transfer to the Transferor of the Receivables and Related Security from CAC, and each such transfer shall not have been made for or on account of an antecedent debt owed by CAC to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                           (u)      Representations and Warranties of the
Transferor. Each of the representations and warranties of the Transferor set forth in the Receivables Purchase Agreement is true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, the Buyers, the Bank Investors and the Administrative Agent.

                          (v)      Notice of Breach.  The representations and
warranties set forth in this Section 3.1 shall survive the transfers and assignments of the Receivables.

Upon discovery by the Transferor, the Servicer or the Agent of a breach of any of the representations and warranties set forth in this Section 3.1, the party discovering such breach shall give prompt written notice thereof to the other parties within three Business Days following such discovery, provided that the failure to give notice within three Business Days does not preclude subsequent notice.

                           (w)      Notice of Events Having a Material Adverse
Effect. The Transferor shall advise the Agent promptly, in reasonable detail, of the occurrence of any event, other than as described in Section 3.1(v) or
Section 5.1(l), which would have a material adverse effect on the Agent's, Bank Investors' or Buyers' interest in the Receivables or the collectibility thereof.

                           (x)      Notice of Amendments to Affinity Card
Agreement and Facilities Management Agreement. The Transferor shall deliver to the Agent promptly copies of all changes or amendments to the Affinity Card Agreement and the Facilities Management Agreement.

                  SECTION 3.2.      [Reserved].

                  SECTION 3.3. Representations and Warranties of the Servicer. As of the Closing Date, the Servicer represents and warrants to the Agent, the Buyers and the Bank Investors that:

                          (a)      Corporate Existence and Power.  The Servicer
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Servicer is duly qualified to do business in, and is in good standing (or is exempt from such requirement), in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                           (b)      Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and do not contravene, conflict with, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Servicer or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Servicer or result in the creation or imposition of any Adverse Claim on the assets of the Servicer or any of its Subsidiaries.

                           (c)      Binding Effect.  This Agreement and each
other Transaction Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                           (d)      Accuracy of Information.  All information
heretofore furnished by the Servicer to the Agent, the Buyers, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Agent, the Buyers, any Bank Investor or the Administrative Agent will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

                           (e)      Action, Suits.  Except as set forth in
Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or any Affiliate of the Servicer or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                           (f)      Nature of Receivables.  Each Receivable
included in the calculation of Principal Receivables in fact satisfies at such time the definition of "Eligible Receivable" and is not a Receivable excluded from the definition of "Principal Receivables".

                           (g)      Amount of Receivables.  As of March 1, 1998,
the aggregate amount of Receivables was approximately *[material omitted].

                           (h)      Credit Card Guidelines. Since January 15,
1998, there have been no material changes in the Credit Card Guidelines other than as permitted hereunder.

                           (i) Collections and Servicing. Since January 15,
1998, there has been no material adverse change in the ability of the Servicer or Sub-Servicer to service and collect the Receivables.

                           (j)      Not an Investment Company.  The Servicer is
not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                           (k)      No Conflict.  The execution and delivery of
this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

----------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                           (l)      All Consents.  All authorizations, consents,
orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

                           (m)      Tax Status.  The Servicer has filed all tax
returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith.

                           (n) ERISA. The Servicer is in compliance in all
material respects with ERISA.

                  SECTION 3.4. Reaffirmation of Representations and Warranties by the Servicer. On each Remittance Date and on the date of each Incremental Transfer made hereunder, the Servicer shall be deemed to have certified that all representations and warranties described in Section 3.3 hereof are correct on and as of such day as though made on and as of such date.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.1. Conditions to Closing. On or prior to the Closing Date, the sales of Accounts and initial Receivables under the Sale and Purchase Agreement, and the sale of Receivables under the Initial Purchase Agreement and Receivables Purchase Agreement shall have been consummated and the Transferor shall deliver to the Agent the following documents and instruments and pay the following fees, all of which shall be in form and substance acceptable to the
Agent:

                           (a)      A copy of the resolutions of the Board of
Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

                           (b)      A copy of the resolutions of the Board of
Directors of each of CAC and CompuCredit certified by its Secretary approving the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party to be delivered by it hereunder or thereunder.

                           (c)      The Articles of Incorporation of the
Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                           (d)      The Articles of Incorporation of each of CAC
and CompuCredit certified by the Secretary of State or other similar official of its jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                           (e)      A Good Standing Certificate for the
Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                           (f)      A Good Standing Certificate for the each of
CAC and CompuCredit issued by the Secretary of State or a similar official of its jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                           (g)      A Certificate of the Secretary of the
Transferor substantially in the form requested by the Agent.

                           (h)      A Certificate of the Secretary of
CompuCredit substantially in the form requested by the Agent.

                           (i) Copies of proper financing statements (Form
UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Buyers and the Bank Investors, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security, Collections and Proceeds relating thereto.

                           (j) Copies of proper financing statements (Form
UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming (i) CAC as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Buyers and the Bank Investors, as assignee of the secured party, (ii) CB&T as the debtor in favor of CAC as secured party and (iii) the Original Sellers as the debtor and CB&T as secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's interest in all Receivables.

                           (k)      Copies of proper financing statements (Form
UCC-3), if any, necessary to terminate all security interests and other rights of any person in Accounts or Receivables previously granted.

                           (l)      Certified copies of request for information
or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name CB&T, CAC or the Transferor (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j) above together with copies of such financing statements (none of which shall cover any Receivables or Accounts).

                           (m) An opinion of Orrick, Herrington & Sutcliffe LLP
and Jones, Day, Reavis & Pogue, counsel to the Transferor, the Servicer and CAC, covering the matters requested by the Agent.

                           (n) An opinion of Orrick, Herrington & Sutcliffe LLP,
counsel to the Transferor and CAC, covering certain bankruptcy and insolvency matters (i.e. "true sale" and nonconsolidation) in form and substance satisfactory to the Agent and Agent's counsel.

                           (o)      The Account Schedule, consisting of a
computer tape setting forth all Receivables and the Principal Receivables thereon as of the Cut-Off Date and such other information as the Agent may reasonably request.

                           (p) An executed copy, including exhibits and opinions
thereto, of this Agreement, the Initial Purchase Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents.

                           (q) The Arrangement Fee in accordance with Section
2.7(b).

                           (r)      A summary of daily net settlements to the
extent provided by the Original Sellers for the period from April 1, 1998 through the Closing Date.

                           (s)      Evidence of the appointment of CT
Corporation as agent for process as required by Section 11.4 hereof.

                           (t) An executed copy of the CB&T Agreement.

                           (u)      Copies of all documents relating to the
servicing of Accounts, including all fee schedules and exhibits.

                           (v) An executed copy of the Fee Letter shall have
been executed by the Transferor.

                           (w) An executed copy of the Purchase Option
Agreement.

                           (x)      An executed copy of each amendment to the
Transaction Documents (as defined in the Certificate Purchase Agreement (Series 1997-One), dated as of August 29, 1997, among CompuCredit, NationsBank, Enterprise Funding Corporation and CompuCredit Funding Corp.) made on account of the Transfers contemplated hereunder.

                           (y)      Executed copies of Confidentiality
Agreements between CompuCredit on one hand and each of the Buyers, the Agent, the Bank Investors and NationsBank of Texas, N.A.

                           (z) The form of Credit Card Agreement currently in
effect.

                           (aa)     A copy of the Credit Card Guidelines.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Buyers' Net Investment has been reduced to zero, all Carrying Costs, all other Aggregate Unpaids and all Buyer B Distributions shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)      Financial Reporting.  The Transferor will
maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                                    (i)     Annual Reporting.  Within one

          hundred five (105) days after the close of the Transferor's fiscal years, beginning with the fiscal year ending in 1998, unaudited financial statements, prepared in accordance with GAAP for the Transferor, including balance sheets (but excluding financial footnotes, except for footnotes regarding accounting policies and procedures) as of the end of such period, related statements of operations, shareholder's equity and cash flows, and accompanied by a certificate of the chief financial officer or chairman, president, treasurer or any executive vice president of the Transferor, stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                                    (ii)    Quarterly Reporting.  Within sixty
          (60) days after the close of the first three quarterly periods of the Transferor's fiscal years, unaudited balance sheets, excluding financial footnotes, as at the close of each such period and related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                                    (iii)   Compliance Certificate.  Together
          with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer stating that (x) the attached financial statements (except for the financial footnotes excluded as described above) have been prepared in accordance with GAAP and, to the best of such Person's knowledge, accurately reflect the financial condition of the Transferor and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                                    (iv)    Shareholders Statements and Reports.
          Promptly upon the furnishing thereof to the shareholders of the Transferor, copies of all financial statements, reports and proxy statements so furnished.

                                    (v)     S.E.C. Filings.  Promptly upon the
          filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Transferor files with the Securities Exchange Commission.

                                    (vi)    Notice of Termination Events or
          Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                    (vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor or any ERISA Affiliate thereof, files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Transferor or any ERISA Affiliates thereof, receive from the Internal Revenue Service, the PGBC or the U.S. Department of Labor.

                                    (viii)  Notices under Transaction Documents.
          Promptly after its receipt thereof, copies of all notices, amendments and waivers given to the Transferor by CB&T, CompuCredit or CAC under or pursuant to any of the Transaction Documents.

                                   (ix)    Other Information.  Such other
          information (including non-financial information) as the Agent may from time to time reasonably request (as can reasonably be obtained by the Transferor).

                           (b)      Conduct of Business.  The Transferor will
carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                           (c) Compliance with Laws. The Transferor will comply
with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

                           (d)      Furnishing of Information and Inspection of
Records. The Transferor will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Principal Receivables for each Receivable. The Transferor will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, at the Transferor's expense (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters. In addition, the Transferor shall
(x) use its best efforts to permit the Agent to have access to the premises and employees of MWFC, as servicer under the Interim Servicing Agreement, for the purpose of obtaining such information with respect to the Receivables as the Agent shall reasonably request and (y) if access cannot be obtained, as referred to in clause (x) above, if requested by the Agent, the Transferor shall exercise its rights under the Receivables Purchase Agreement to cause CAC to visit the premises of MWFC in order to obtain all such information as is reasonably requested by the Agent. Notwithstanding the foregoing, the Agent or its agents and representatives shall not visit the offices and properties as described in clause (ii) above more frequently than (a) once a month for the first six months after the Closing Date and two times thereafter until the first anniversary of the Closing Date and (b) four times per year after the first anniversary of the Closing Date; provided that, neither of the limitations set forth in (a) or (b) above shall apply upon the occurrence and during the continuance of a Termination Event or Potential Termination Event.

                           (e)      Keeping of Records and Books of Account.
The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Agent notice of any material change in the administrative and operating procedures of the Transferor referred to in the previous sentence.

                           (f)      Treatment.  The Transferor will not (i)
account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by CAC to the Transferor or (ii) account for or otherwise treat the transactions contemplated hereby in any manner other than as a pledge of Receivables by the Transferor to the Agent for the benefit of the Buyers or the Bank Investors, as applicable. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor and the Agent, on behalf of the Buyers and the Bank Investors, as owner and pledgee, respectively, in the Affected Assets.

                           (g)      Separate Business.  The Transferor shall:

                           (i) Maintain in full effect its existence, rights and
                  franchises as a corporation or (after 10 days' prior notice given to the Agent and the execution and delivery by the Transferor of all documents and opinions of counsel as the Agent shall request, together with the Agent's approval of any organizational documents therefor) a limited liability corporation, under the laws of the state of its organization or incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to the proper administration hereof and to permit and effectuate the transactions contemplated hereby.

                           (ii) Maintain its own deposit account or accounts,
                  separate from those of any Affiliate of such Transferor, with commercial banking institutions. The funds of such Transferor will not be diverted to any other Person or for other than the corporate use of such Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of such Transferor shall not be commingled with those of any Affiliate of such Transferor.

                           (iii) Ensure that, to the extent that it shares the
                  same officers or other employees as any of its partners, members, managers, stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (iv) Ensure that, to the extent that it jointly
                  contracts with any of its partners, members, managers, stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between such Transferor and any of its partners, members, managers, stockholders or Affiliates shall be only on an arm's-length basis and shall receive the approval of such Transferor's Board of Directors, partners, members, managers or other governing body including at least one Independent Director (defined below).

                           (v) Maintain a principal executive and administrative
                  office through which its business is conducted and a telephone number separate from those of its members or stockholders and Affiliates. To the extent that such Transferor and any of its members or stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                           (vi) Conduct its affairs strictly in accordance with
                  its Certificate of Incorporation or other certificate of formation, as the case may be, and observe all necessary, appropriate and customary corporate formalities (or such formalities appropriate to the entity), including, but not limited to, holding all regular and special stockholders' and directors', or partners', members' or managers', as the case may be, meetings appropriate to authorize all entity action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records, accounts and other corporate documents and records, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders' or other owners' and directors', partners', members' or managers', as the case may be, meetings shall be held at least annually. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation, as in effect on the Closing Date.

                           (vii) Ensure that its Board of Directors shall at all
                  times include at least one Independent Director (for purposes hereof, "Independent Director" shall mean any member of the Board of Directors, or partner, member or manager, as the case may be, of such Transferor that is not and has not at any time been (x) a director, partner, member, manager, officer, agent, employee or shareholder of any Affiliate of such Transferor or (y) a member of the immediate family of any of the foregoing); provided, that, within 90 days after the Closing Date, the Transferor shall appoint an Independent Director reasonably satisfactory to the Agent, the consent of the Agent not to be unreasonably withheld.

                           (viii) Ensure that decisions with respect to its
                  business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer, partner, member, manager or director of an Affiliate of such Transferor) and shall not be dictated by an Affiliate of such Transferor.

                           (ix) Act solely in its own corporate or entity name
                  and through its own authorized officers, members, managers and agents, and no Affiliate of such Transferor shall be appointed to act as agent of such Transferor, except as expressly contemplated by this Agreement or the Receivables Purchase Agreement. The Transferor shall at all times use its own stationery.

                           (x) Ensure that no Affiliate of such Transferor shall
                  advance funds to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of, such Transferor, except for the guaranty of CompuCredit contained in this Agreement; provided, however, that (i) an Affiliate of such Transferor may provide funds to such Transferor in connection with the capitalization of such Transferor, including capital necessary to assure that such Transferor has "substantial assets" as described in Treasury Regulation Section 301.7701-2(d)(2) as in effect prior to amendment by Treasury Decision 8697 on December 17, 1996.

                           (xi) Other than organizational expenses and as
                  expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it from Transferor's own separate assets.

                           (xii) Not enter into any guaranty, or otherwise
                  become liable, with respect to any obligation of any Affiliate of such Transferor nor shall the Transferor make any loans to any Person.

                           (xiii) Ensure that any financial reports required of
                  such Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates, provided that any such consolidated reports shall indicate that the assets of the Transferor are not available to the creditors of any Affiliate of the Transferor.

                           (xiv) Ensure that at all times it is adequately
                  capitalized to engage in the transactions contemplated in its Certificate of Incorporation or other organization documents.

                           (xv) Not commingle its assets with any Affiliate of
                  the Transferor, except as provided in the Transaction
                  Documents.

                           (xvi) Make investments directly or by brokers engaged
                  and paid by Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services).

                           (h)      Corporate Documents.  The Transferor shall
not amend, alter, change or repeal Articles II, IV(b), IX, X, XI or XII of its Articles of Incorporation or Articles II, Article IV Section 4(b) or Article VII
Section 2(a) of its bylaws without the prior written consent of the Agent.

                           (i)      Receivables Purchase Agreement.  The
Transferor, in its capacity as purchaser of the Receivables from CAC (as purchaser of the Receivables from CB&T) pursuant to the Receivables Purchase Agreement, will at all times enforce the covenants and agreements of CAC in the Receivables Purchase Agreement and vigorously pursue all its rights and remedies thereunder, including, without limitation, its rights and remedies with respect to the Sale and Purchase Agreement and Initial Purchase Agreement. With respect to any Receivable sold by CAC, the Transferor shall, and shall cause CAC to, effect such sale under, and pursuant to the terms of, a Receivables Purchase Agreement, including, without limitation, the payment by the Transferor in cash to CAC of an amount equal to the purchase price for such Receivable as required or permitted by the terms of such Receivables Purchase Agreement.

                           (j)      Security Interests.  Except for the
conveyance hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on, any Receivable (or any underlying receivable) conveyed by it to the Buyers or the Bank Investors, as the case may be, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Buyers or the Bank Investors, as the case may be in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, the Transferor may sell, pledge, transfer, convey, hypothecate or otherwise grant a security interest in the Transferor's Interest to any Person so long as (i) any claim of any such Person in the Affected Assets pursuant to any such sale, pledge, transfer, conveyance, hypothecation or grant of a security interest in the Transferor's Interest is in all respects subordinate to the claims of the Buyers and the Bank Investors, and the Agent shall be satisfied with the terms of such subordination, (ii) such person shall agree in writing to be bound by the provisions of this Agreement relating to the Transferor's Interest and to Sections 11.9 and 11.10 hereof and
(iii) such Person shall execute any documents, or deliver any opinions, reasonably requested by the Agent in order to ensure that the rights and remedies of the Buyers with respect to the Transferred Interest are not impaired as a result of any such sale, pledge, transfer, conveyance, hypothecation or security interest.

                           (k)      Delivery of Collections or Recoveries.  In
the event that the Transferor receives Collections or Recoveries, the Transferor agrees to pay to the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after receipt.

                           (l) Notice of Liens. The Transferor shall notify the
Agent in writing promptly
after becoming aware of any Adverse Claim on any Receivable conveyed by it to the Buyers or the Bank Investors, as the case may be, other than the conveyances hereunder and under the receivables purchase agreements.

                           (m)      Amounts.  The Transferor agrees to remit, or
cause to be remitted, to the Collection Account, all amounts paid as adjustments after the Closing Date with respect to the purchase price paid for the Receivables under the Sale and Purchase Agreement, and all amounts required to be paid by CB&T to the Agent, Buyers, Bank Investors or Transferor pursuant to the CB&T Agreement and received by the Transferor, all of the foregoing to be deemed part of "Collections."

                           (n)      Receivables Purchase Agreement.  The
Transferor further covenants that it will not amend, modify or supplement the Receivables Purchase Agreement or enter into a new receivables purchase agreement without the prior written consent of the Agent and will not take any other action under any other Transaction Documents to which it is a party that would have a material adverse effect on the Agent, the Buyers or the Bank Investors or which is inconsistent with the terms of any other Transaction Document.

                  SECTION 5.2. Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Buyers' Net Investment has been reduced to zero, all Carrying Costs, all other Aggregate Unpaids and all Buyer B Distributions shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)      No Sales, Liens, Etc.  Except as otherwise
provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets.

                           (b)      No Extension or Amendment of Receivables.
Except as otherwise permitted in Section 6.2 hereof or the Credit Card Guidelines, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto.

                           (c)      Change of Name, Etc.  The Transferor will
not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Agent such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Agent's security interests in the Affected Assets.

                           (d)      Other Debt.  Except as provided for herein,
the Transferor will not create, incur, assume or suffer to exist any Indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor under the Transaction Documents and (ii) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $100,000 at any time outstanding.

                           (e)      ERISA Matters.  The Transferor will not (i)
engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate under ERISA or the Code.

                           (f)      Changes to Credit Card Agreements.  The
Transferor shall not change (or consent to change) the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) except to the extent (a) such change is made applicable to the comparable segment of the consumer revolving credit accounts owned or serviced by the Transferor, that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or
(b) if it does not own or service such a comparable segment, it will not make any such change with the intent to materially benefit itself over the Agent, the Buyers or any Bank Investor, and such change does not materially and adversely affect the rights of the Agent, the Buyers or any Bank Investor in the Receivables or the collectibility of the Receivables. References to the Receivables in this paragraph shall be deemed to refer to the Receivables in the aggregate.

                           (g)      No Assignment.  The Transferor shall not
assign any of its rights (other than as permitted pursuant to Section 5.1(j)) or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

                           (h)      No Designation.  The Transferor shall not
designate or permit to be designated an Account Owner other than CB&T without the prior written consent of the Agent and the execution and delivery of all financing statements and agreements required by the Agent to perfect and protect the interests of the Agent, Buyers and Bank Investors herein, which shall be satisfactory to the Agent.

                           (i)      Receivables Not To Be Evidenced by
Promissory Notes. Except in connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable in which an undivided interest is conveyed by it hereunder to be evidenced by any instrument (as defined in the UCC) and if any such Receivable (or any underlying receivable) is so evidenced, it shall be treated as a Receivable which is subject to Section 2.9 (b) hereof.

                  SECTION 5.3. Affirmative Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Buyers' Net Investment has been reduced to zero, all Carrying Costs shall have been paid in full and all other Aggregate Unpaids and all Buyer B Distributions shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)      Conduct of Business.  The Servicer will
carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                           (b) Compliance with Laws. The Servicer shall duly
satisfy all obligations on its
part to be fulfilled under or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Agent's, Bank Investors' or Buyers' interest in the Receivables or the collectibility thereof.

                           (c)      Furnishing of Information and Inspection of
Records. The Servicer will furnish to the Agent from time to time such information with respect to the Accounts and the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the related Principal Receivables. The Servicer will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, at the Servicer's expense (i) to examine and



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

make copies of and take abstracts from all Records and (ii) subject to the same limitations as the last sentence of Section 5.1(d) with respect to the Servicer, to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Servicer's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Servicer having knowledge of such matters.

                           (d)      Keeping of Records and Books of Account.
The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures of the Servicer referred to in the previous sentence.

                           (e)      Credit Card Guidelines.  The Servicer will
comply in all material respects with the Credit Card Guidelines in regard to each Receivable and the related Account.

                           (f)      Collections Received.  The Servicer shall
hold in trust, and deposit, immediately, but in any event not later than two Business Days after its receipt thereof, to the Collection Account any Collections received from time to time by the Servicer.

                           (g) FICO Risk Scores. The Servicer will, once every
three months, update the Fair, Isaacs & Co. credit risk score with respect to each Account the Receivables of which have not become Defaulted Receivables and append the Account Schedule to reflect such updated scores.

                           (h)      Status Reports.  The Servicer shall provide
the Agent with a copy of the "monthly status report" received by the Servicer referenced in Section 2.17 of the Affinity Card Agreement or Section 1 of the Facilities Management Agreement.

                           (i)      Facilities Management Agreement.  The
Servicer shall deliver to the Agent an execution copy of the Facilities Management Agreement, if and when executed.

                           (j) Notices. The Servicer shall promptly notify the
Agent of CB&T's failure to observe, keep or perform any material term, condition, covenant, representation or warranty of the Facilities Management Agreement, Affinity Card Agreement or Initial Purchase Agreement. Promptly after its receipt thereof, the Servicer shall deliver to the Agent copies of all notices, amendments and waivers delivered by or to the Servicer under or pursuant to any of the Transaction Documents. The Servicer shall deliver to the Agent (a) on or as soon as practicable after the Closing Date, the Valuation Date Statement (as defined in the Sale and Purchase Agreement) and (b) when delivered pursuant to the Sale and Purchase Agreement, copies of all other reports relating to the valuation of the Accounts or Receivables on the Closing Date.

                           (k)      New Credit Card Agreement.  Promptly after
the date of the Conversion, deliver to the Agent any new form of Credit Card Agreement to be used by the Servicer.

                           (l)      Amounts.  The Servicer agrees to remit, or
cause to be remitted, to the Collection Account, all amounts paid as adjustments after the Closing Date with respect to the purchase price paid for the Receivables under the Sale and Purchase Agreement, and all amounts required to be paid by CB&T to the Agent, Buyers, Bank Investors or Transferor pursuant to the CB&T Agreement and received by the Servicer, all of the foregoing to be deemed part of "Collections."

                  SECTION 5.4. Negative Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Buyers' Net Investment has been reduced to zero, all Carrying Costs, all other Aggregate Unpaids and all Buyer B Distributions shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)      No Extension or Amendment of Receivables.
Except as otherwise permitted in Section 6.2 hereof and the Credit Card Guidelines, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto.

                           (b)      No Change in Business or Credit Card
Guidelines. The Servicer will not make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, impair the collectibility of any substantial portion of the Receivables or otherwise result in a material adverse effect on the Agent's, Bank Investors' or Buyers' interest in the Receivables or the collectibility thereof.

                           (c) Marketing or Sale of Accounts. The Servicer will
not, and will not permit any
of its Affiliates to, market for balance transfers any Accounts with respect to which Transferred Interests in Receivables have been conveyed hereunder, except for Accounts with Defaulted Receivables and other credit card accounts, provided, that, such credit card accounts shall constitute Accounts hereunder and the receivables created thereunder shall constitute Receivables hereunder.

                           (d)      Amendment to Transaction Documents.  The
Servicer will not amend, modify, or supplement any Transaction Document to which it is a party or waive any provisions thereof, in each case except with the prior written consent of the

Agent and the Administrative Agent, except that no such consent shall be required with respect to any amendment to the Affinity Card Agreement or Facilities Management Agreement; provided, however, that each of the Buyers, the Bank Investors and the Agent agrees that any termination or revocation of, or reduction in, the Letter of Credit (as such term is defined in the Affinity Card Agreement) with the consent of CB&T shall be deemed not to have a material adverse effect on the interests of the Buyers or the Bank Investors and shall not require any consent of the Agent or the Administrative Agent (but notice thereof shall be provided to the Agent); nor shall the Servicer take any other action under such Transaction Documents that shall have a material adverse effect on the interests of the Buyers, the Liquidity Providers, the Credit Support Provider, or the Bank Investors or which is inconsistent with the terms of such Transaction Document. The Servicer shall deliver to the Agent promptly copies of all changes or amendments to the Affinity Card Agreement and the Facilities Management Agreement.

                           (e)      No Rescission or Cancellation.  The Servicer
shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

                           (f) Protection of Buyers' Rights. The Servicer shall
take no action which, nor omit to take any action the omission of which, would impair the rights of the Buyers or the Bank Investors, as the case may be, in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

                           (g)      Receivable Not To Be Evidenced by Promissory
Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced as a result of the Servicer's actions it shall be treated as a Receivable which is subject to Section 2.9(b) hereof.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                  SECTION 6.

                  SECTION 6.1. Appointment of Servicer. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 6.1. CompuCredit is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not, except pursuant to the CB&T Agreement, delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The



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

Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Servicer Default designate as Servicer any Person (including itself) to succeed CompuCredit or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

                  SECTION 6.2.      Duties of Servicer.

                           (a)      The Servicer shall take or cause to be taken
all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Card Guidelines. Each of the Transferor, the Buyers, the Agent and the Bank Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the existing Servicer hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the existing Servicer's name and on behalf of the Transferor or the existing Servicer necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the existing Servicer's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts. The Servicer shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with Section 2.5 hereof. The Servicer shall segregate and deposit to the Agent's account the Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Servicer and the Servicer shall hold in trust for the Transferor and the Agent, on behalf of the Buyers and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. The Servicer shall not make the Agent, the Buyers or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                           (b) The Servicer shall, as soon as practicable
following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. The Servicer, if other than the Transferor or CompuCredit or an Affiliate of the Transferor or CompuCredit, shall as soon as practicable upon demand, deliver to CompuCredit all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                           (c)      Notwithstanding anything to the contrary
contained in this Article VI, the Servicer, if not the Transferor, CompuCredit or any Affiliate of the Transferor or CompuCredit, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included



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

in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in
Section 6.2(b) hereof.

                  SECTION 6.3. Rights After Designation of New Servicer. At any time following the designation of a Servicer (other than the Transferor, CompuCredit or any Affiliate of the Transferor or CompuCredit) pursuant to
Section 6.1 hereof:

                                    (i)     The Agent may direct that payment
                  of all amounts payable under any Receivable be made directly to the Agent or its designee.

                                    (ii) The Transferor shall, at the Agent's
                  request and at the Transferor's expense, give notice of the Agent's, the Transferor's, Buyer B's, Buyer A's and/or the Bank Investors' respective undivided interests in the Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                                    (iii) The Transferor shall, at the
                  Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                                    (iv) The Transferor and the existing
                  Servicer hereby authorize the Agent to take any and all steps in the Transferor's or the existing Servicer's name and on behalf of the Transferor and the existing Servicer necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the existing Servicer's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts.

                  SECTION 6.4. Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default:

                           (a)      the Servicer shall fail to make any payment,
transfer or deposit required to be made by it hereunder within five Business Days after the date on which it was required to be made hereunder; or

                           (b)      the Servicer shall fail duly to observe or
perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which continues unremedied for a period of 10 days; or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Section 6.1 hereof; or

                           (c)      any representation, warranty, certification
or statement made by the Servicer in this Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect when made or deemed made, which has a material adverse effect on the rights of the Agent, the Buyers or the Bank Investors and which continues for a period of 10 days; or

                           (d) any Event of Bankruptcy shall occur with respect
to the Servicer.

                  SECTION 6.5. Responsibilities of the Transferor. Anything herein to the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been transferred hereunder and the exercise by the Agent, the Buyers and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Buyers nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of CAC or the Transferor thereunder.


                                   ARTICLE VII

                               TERMINATION EVENTS


                  SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                           (a)      any representation or warranty made by the
Transferor in any Transaction Document shall prove to have been incorrect when made, and as a result of which the interests of the Agent, the Buyers or the Bank Investors hereunder are materially and adversely affected;

                           (b)      any failure by the Transferor to make any
payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days;

                           (c)      failure on the part of the Transferor duly
to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in any Transaction Document and which continues unremedied for a period of 10 days;

                           (d)      a failure by the Transferor, CompuCredit or
any direct Affiliate thereof to perform any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, CompuCredit or any direct Affiliate thereof greater than $5,000,000 was created or is governed, regardless of whether such failure constitutes an "event of default" or "default" under any such agreement; or any Indebtedness owing by the Transferor, CompuCredit or any direct affiliate thereof (other than Indebtedness of CompuCredit of the type described in clause (vi) of the definition of "Indebtedness") greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

                           (e)      any Event of Bankruptcy shall occur with
respect to the Transferor, the Account Owner, the Servicer or the Sub-Servicer;

                           (f)      the Agent, on behalf of the Buyers and the
Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Receivables;

                           (g)      a Servicer Default shall have occurred, and
as a result of which the interests of the Agent, the Buyers or the Bank Investors are materially and adversely affected;

                           (h)      there shall have occurred any material
adverse change in the operations of the Transferor, Servicer or Sub-Servicer, or any other event, which materially adversely affects the Transferor's, Servicer's or Sub-Servicer's ability either to collect upon the Receivables or to perform its obligations under the Transaction Documents;

                           (i) the Liquidity Provider or the Credit Support
Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with Buyer A;

                           (j)      the Subordinate Percentage is less than the
Required Subordinate Percentage;

                           (k)      CB&T or CAC shall default in the performance
of any payment or undertaking to be performed or observed by it under the CB&T Agreement, Affinity Card Agreement or the Facilities Management Agreement and such default shall continue beyond any applicable grace period and shall have a material adverse effect on the interests of the Agent, the Buyers or the Bank Investors;

                           (l)      for so long as the Affinity Card Agreement
is in effect, the Letter of Credit (as such term is defined in the Affinity Card Agreement) maintained by CompuCredit in favor of CB&T pursuant to Section 3.3 of the Affinity Card Agreement shall, without the consent of CB&T, be terminated, revoked or reduced, or shall be drawn on, and such termination, revocation or reduction shall not have been remedied within five days and, in the case of a drawing, such drawing shall not have been reimbursed within five days;

                           (m)      if CB&T is acting as Servicer or
Sub-Servicer with respect to the Receivables or the Accounts in any material respect, the rating of the senior unsecured debt of CB&T is downgraded below Baa2 by Moody's or BBB by Standard & Poor's, respectively;

                           (n)      CompuCredit Corporation shall at any time
fail to own more than 50% of the outstanding voting stock of CompuCredit Acquisition Corporation or CompuCredit Acquisition Corporation shall at any time fail to own more than 50% of the outstanding voting stock of the Transferor;

                           (o) any of Messrs. David G. Hanna, Brett M. Samsky or
Richard Gilbert shall cease to be employed by CompuCredit, its Affiliates or agents, and such individual's position shall not be filled within 60 days of such individual's termination of employment or status as an agent by an individual approved by the Administrative Agent;

                           (p)      the Payment Rate for any of the months
ending after the Closing Date set forth below shall be equal to or less than the percentage set forth opposite such month below:


                           Month After Closing Date                    Percentage
                           ------------------------                    ----------

                           Months 7 through 9                             2.1%
                           Months 10 through 15                           2.2%
                           Months 16 through 20                           2.3%
                           Months 21 through 25                           2.5%
                           Month 26 and thereafter                        3.0%;


                           (q)      the Charge-Off Rate for any of the months
ending after the Closing Date set forth below shall equal or exceed the percentage set forth opposite such month below:

                           Month After Closing Date                    Percentage
                           ------------------------                    ----------

                           Month 7                                        35%
                           Month 8                                        34%
                           Month 9                                        33%
                           Month 10                                       32%
                           Month 11                                       31%;

                           (r)      the Three-Month Average Charge-Off Rate for
any of the months ending after the Closing Date set forth below shall equal or exceed the percentage set forth opposite such month below:

                           Month After Closing Date                    Percentage
                           ------------------------                    ----------

                           Months 12 through 17                           30%
                           Months 18 through 24                           27%
                           Month 25 and thereafter                        22%;


                           (s)      the Transferor consolidates or merges with
or into any other Person, except that the Transferor may merge with or into another Person so long as (a) the surviving entity is either the Transferor or a Subsidiary of CompuCredit, (b) no Termination Event would occur as a result of such merger and (c) where a Subsidiary of CompuCredit is the surviving entity, such Subsidiary assumes in writing all obligations of the Transferor under the Transaction Documents;

                           (t) CompuCredit consolidates or merges with or into
any other Person, except that CompuCredit may merge with or into another Person so long as (a) the surviving entity is either the Servicer or a Subsidiary of CompuCredit, (b) no Termination Event would occur as a result of such merger and
(c) where a Subsidiary of CompuCredit is the surviving entity, such Subsidiary assumes in writing all obligations of CompuCredit under the Transaction Documents; or

                           (u)      any failure by CompuCredit to perform any
term, provision or condition of the Guaranty and, in the case of its failure to make a payment under the Guaranty, such payment equals or exceeds $500,000 individually or in the aggregate.

                  SECTION 7.2.      Termination.

                           (a)      Upon the occurrence of any Termination
Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Servicer declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e) or 7.1(f) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event unless such Termination Event shall have been waived by the Majority Investors. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                           (b)      At all times after the declaration or
automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.00% shall be the Applicable Rate applicable to Buyer A's Net Investment.

                           (c)      Upon the occurrence of a Termination Event,
unless waived by the Agent, the Transferor shall have the option of repurchasing the Transferred Interest as further set forth in, and by payment of the amounts specified in, the Purchase Option Agreement.

                           (d) Any waiver of a Termination Event under this
Section (or any other waiver under this Agreement) may be made upon written notice to the Transferor for any period of time specified by the Agent, or may be a permanent waiver. In the event that any such period is specified, the Agent may, in its sole discretion upon written notice to the Transferor, extend such waiver for a further period or periods, or upon written notice to the Transferor may declare a Termination Event after any such period has expired, all without prejudice to its further rights and remedies hereunder.

                  SECTION 7.3.      Optional Repurchase.

                           (a)      On any day occurring on or after the date on
which the Buyers' Net Investment is reduced to 10% or less of the Buyers' Initial Net Investment at any time on or after the Closing Date, the Transferor may, at its option, purchase Buyer A's Net Investment and/or Buyer B's Net Investment, at a purchase price equal to (i) if such day is a Remittance Date, the applicable Reassignment Amount for such Remittance Date or (ii) if such day is not a Remittance Date, the applicable Reassignment Amount for the Remittance Date following such day.

                           (b) The Transferor shall give the Servicer and the
Agent at least 30 days prior
written notice of the date on which the Transferor intends to exercise such purchase option. Not later than 11:00 a.m., New York City time, on such day the Transferor shall deposit the applicable Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the applicable Reassignment Amount. Following the deposit of the applicable Reassignment Amount into the Collection Account in accordance with the foregoing, Buyer A's Net Investment or Buyer B's Net Investment, as the case may be, shall be reduced to zero and Buyer A or Buyer B, as applicable, shall have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in accordance with the priorities set forth in
Section 2.5.


                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

                  SECTION 8.1. Indemnities by the Transferor. (a) Without limiting any other rights which the Agent, the Buyers or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Buyers, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, "Indemnified

Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable and actual attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor or CompuCredit (including, in its capacity as the Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Buyers or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, (iii) Indemnified Amounts specifically excluded from coverage under Sections 8.2, 8.3 and 8.4 and (iv) Taxes and Excluded Taxes. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                                    (i)     any representation or warranty made

          by the Transferor or any officers of the Transferor under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents, any Monthly Servicer Report or any other information or report delivered by the Transferor or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                                    (ii) the failure by the Transferor to comply
          with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

                                    (iii) the failure to vest and maintain
          vested in the Agent, on behalf of the Buyers and the Bank Investors, an undivided first priority, perfected security interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim (except as may be expressly permitted under the Transaction Documents);

                                    (iv) the failure to file, or any delay in
          filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                                    (v)     any dispute, claim, offset or
          defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related

          Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity)), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                                    (vi) any products liability claim or
          personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                                    (vii) the failure by the Transferor to
          comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

                                    (viii) any repayment by any Indemnified
          Party of any amount previously distributed in reduction of the Buyers' Net Investment which such Indemnified Party believes in good faith is required to be made;

                                    (ix)    the commingling by the Transferor or
          the Servicer of Collections of Receivables at any time with other funds;

                                    (x)     any investigation, litigation or
          proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor, the interests in the Transferred Interests, or any Receivable or Related Security;

                                    (xi) any inability to obtain any judgment in
          or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor to qualify to do business or file any notice of business activity report or any similar report;

                                    (xii) any failure of the Transferor to give
          reasonably equivalent value to CAC in consideration of the purchase by the Transferor from CAC of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                                    (xiii) any action taken by the Transferor in
          the enforcement or collection of any Receivable;

                  provided, however, that if Buyer A enters into agreements for the purchase of interests in receivables from one or more Other Transferors, Buyer A shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

                           (b)      Procedures.  Promptly after receipt by an
Indemnified Party under Section 8.1 of written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it, such Indemnified Party will, if a claim is to be made against the Transferor, notify the Transferor thereof in writing; but the omission so to notify the Transferor will not relieve the Transferor from any liability (otherwise than under this Section 8.1) which it may have to any Indemnified Party except as may be required or provided otherwise than under this Section 8.1. Thereafter, the Indemnified Party and the Transferor shall consult, to the extent appropriate, with a view to minimizing the cost to the Transferor of its obligations hereunder. In case any Indemnified Party receives written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it and it notifies the Transferor thereof, the Transferor will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnified Party; provided, however, that if the parties against which any damage, loss or expense arises include both the Indemnified Party and the Transferor and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Transferor and may conflict therewith, the Indemnified Party or Parties shall have the right to select one separate counsel for such Indemnified Party or Parties to assume such legal defenses and otherwise to participate in the defense of such damage, loss or expenses on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Transferor to such Indemnified Party of its election to assume the defense of such damage, loss or expense and approval by the Indemnified Party of counsel, the Transferor shall not be liable to such Indemnified Party under this Section 8.1 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Transferor shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Transferor shall have authorized the employment of counsel for the Indemnified Party at the expense of the Transferor.

                           (c)      Notwithstanding any other provisions
contained in this Section 8.1, (i) the Transferor shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any damage, loss, or expense effected without its consent and (ii) after the Transferor has assumed the defense of any damage, loss or expense under Section 8.1 with respect to any Indemnified Party, it will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involved the payment of money damages except if the Transferor agrees with such Indemnified Party to pay such money damages and, if not simultaneously paid, to furnish such Indemnified Party with satisfactory evidence of its ability to pay such money damages, (2) if such settlement, compromise or order involves any relief against such Indemnified Party, other than the payment of money damages, except with the prior written consent of such Indemnified Party and (3) if such settlement, compromise or order does not provide a full release of the Indemnified Party, without the prior written consent of such Indemnified Party.

                           (d) Each Indemnified Party shall use its good faith
efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification pursuant to this Section 8.1.

                  SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Law):

                                    (i)     shall subject any Indemnified Party
     other than Buyer B to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party other than Buyer B of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party other than Buyer B);

                                    (ii) shall impose, modify or deem applicable
     any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                                    (iii) other than Taxes or Excluded Taxes,
     imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                           (b)      If any Indemnified Party shall have
determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                           (c) The Buyers and each Bank Investor will promptly
notify the Agent and the Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2, provided, that any failure by any such Person to deliver any such notice shall not impair or affect in any manner the Transferor's obligations under this Section. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made in good faith and on a reasonable basis, reasonable written evidence (including an explanation of the applicable regulatory change and a reasonably detailed computation of an accounting for any amounts demanded) of which shall be provided to the Transferor upon request. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                           (d) Each Indemnified Party agrees that it will use
reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.2 including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs or legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party's reasonable opinion, would have an adverse effect on its business, operations or financial condition.

                           (e) In determining amounts indemnified against under
this Section 8.2, the parties shall take into account any Tax benefits to the Indemnified Party of the payment of Tax and the receipt of the indemnity provided for this Section 8.2.

                           (f)      Anything in this Section 8.2 to the contrary
notwithstanding, if Buyer A enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, Buyer A shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, CAC or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other

Transferors and not attributable to the Transferor, CAC or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

                           (g) Each Indemnified Party agrees to promptly notify
the Transferor if such Person receives notice of any potential tax assessment by any federal, state or local tax authority for which the Transferor may be liable pursuant to Section 8.2 or 8.3 hereof. Each Indemnified Party further agrees that the Transferor shall bear no cost (including costs relating to penalties and interest) relating to the failure of such Person to file in a timely manner any tax returns required to be filed by such Person in accordance with applicable statutes and regulations.

                  SECTION 8.3. Taxes. All payments made hereunder by the Transferor, CompuCredit or the Servicer (each, a "payor") to the Buyers, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties), but excluding (i) income and withholding taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based on income or any other tax upon or measured by income or gross receipts imposed on a recipient, in each case as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such recipient (including, without limitation, withholding taxes attributable to the treatment of the recipient as having "effectively connected taxable income" within the meaning of
Section 1446(c) of the Code); (ii) any taxes, levies, imposts, duties, charges, or fees that would not have been imposed but for the failure by such recipient to provide and keep current certification or other documentation required to qualify for an exemption from or reduced rate thereof; and (iii) any taxes, levies, imposts, duties, charges, or fees imposed as a result of change by any recipient of the office in which any purchase hereunder is made, accounted for or booked other than those Taxes that would have been applicable if such office had not been changed, including any such change pursuant to any Requirement of Law and any change in circumstances which, in the good faith judgment of the recipient and the Transferor leaves such recipient no practicable alternative except to change such office or as a result of the sale, transfer or assignment by any recipient of its interest hereunder (all such exclusions being herein called "Excluded Taxes" and all such non-excluded taxes, levies, imposts, duties, charges, or fees being hereinafter called "Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes then such payor shall:

                           (a)      pay directly to the relevant authority the
full amount required to be so withheld or deducted;

                           (b)      promptly forward to the Agent an official
receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                           (c)      pay to the recipient such additional amount
or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                  If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

                  SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Buyers, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Buyers, the Bank Investors and/or the Agent or intangible, documentary or recording taxes incurred by or on behalf of the Buyers, any Bank Investor and the Agent) (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest), provided, however, that the Transferor shall not be liable for the payment of fees of attorneys for Buyer A, the Bank Investors and the Agent incurred in connection with this clause (i) in excess of $120,000 and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Buyers', any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

                           (b)      The Transferor shall pay the Agent, for the
account of Buyer A and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of Buyer A's Net Investment on a day other than the last day of a funding period.

                  SECTION 8.5. Amounts Limited to Available Funds. Notwithstanding anything else in this Agreement to the contrary, the obligations of the Transferor under this Article VIII shall be payable hereunder solely to the extent funds are available therefor and, to the extent such funds are insufficient or unavailable to pay any amounts owing by the Transferor pursuant to this Article VIII, it shall not constitute a claim against the Transferor.

                  SECTION 8.6. Indemnification by Servicer. (a) The Servicer shall indemnify and hold harmless the Indemnified Parties from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder or by reason of any acts, omissions or alleged acts or omissions of the Servicer pursuant to this Agreement; provided, however, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury suffered or sustained by reason of any action taken or omitted at the written request of such Indemnified Party; and provided, further, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury incurred with respect to any action taken by such Indemnified Party constituting fraud, gross negligence, breach of fiduciary duty or willful misconduct, with respect to the uncollectibility of the Receivables or with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by any such Indemnified Party in connection herewith to any taxing authority. The Servicer shall not be liable for acts or omissions of any successor Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                  (b) Promptly after receipt by an Indemnified Party under
Section 8.6 of written notice of any damage, loss or expense in respect of which indemnity may by sought hereunder by it, such Indemnified Party will, if a claim is to be made against the Servicer, notify the Servicer thereof in writing; but the omission so to notify the Servicer will not relieve the Servicer from any liability (otherwise than under this Section 8.6) which it may have to any Indemnified Party except as may be required or provided otherwise than under this Section 8.6. Thereafter, the Indemnified Party and the Servicer shall consult, to the extent appropriate, with a view to minimizing the cost to the Servicer of its obligations hereunder. In case any Indemnified Party receives written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it and it notifies the Servicer thereof, the Servicer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnified Party; provided, however, that if the parties against which any damage, loss or expense arises include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Servicer and may conflict therewith, the Indemnified


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Party or parties shall have the right to select one separate counsel for such
Indemnified Party or parties to assume such legal defenses and otherwise to participate in the defense of such damage, loss or expenses on behalf of such Indemnified Party or parties. Upon receipt of notice from the Servicer to such Indemnified Party of its election as to assume the defense of such damage, loss, or expense and approval by the Indemnified Party of counsel, the Servicer shall not be liable to such Indemnified Party under this Section 8.6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Servicer shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Servicer shall have authorized the employment of counsel for the Indemnified Party at the expense of the Servicer.

                  (c) Notwithstanding any other provisions contained in this
Section 8.6, (i) the Servicer shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any damage, loss, or expense effected without its consent and (ii) after the Servicer has assumed the defense of any damage, loss or expense under Section 8.6(b) with respect to any Indemnified Party, it will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involved the payment of money damages except if the Servicer agrees with such Indemnified Party to pay such money damages and, if not simultaneously paid, to furnish such Indemnified Party with satisfactory evidence of its ability to pay such money damages, (2) if such settlement, compromise or order involves any relief against such Indemnified Party, other than the payment of money damages, except with the prior written consent of such Indemnified Party and (3) if such settlement, compromise or order does not provide a full release of the Indemnified Party, without the prior written consent of such Indemnified Party.


                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT


                  SECTION 9.1. Authorization and Action. Each of the Buyers and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and



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discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Buyers or any Bank Investor; (b) shall not be responsible to the Buyers or any Bank Investor for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, CAC, CompuCredit or any other Person to perform any of its obligations thereunder;
(c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, CAC or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, CAC or the Servicer or any of their Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 9.2. Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, CAC or CompuCredit), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Buyers and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  SECTION 9.3. Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a


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Termination Event unless the Agent has received written notice from a
Buyer, Bank Investor or the Transferor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Buyers and Bank Investors. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Buyers and the Bank Investors.

                  SECTION 9.4. Rights as Bank Investor. (a) With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Buyers or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Transferor, CAC, CompuCredit and CB&T or any of their Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Transferor, CAC, CompuCredit and CB&T or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Buyers or any Bank Investor.

                           (b)      The Transferor and CompuCredit, on behalf of
itself and its Affiliates, acknowledge that NBD is a seller under the Sale and Purchase Agreement and each hereby (i) waives any and all claims against NationsBanc Montgomery Securities LLC, the Buyers, the Agent and their Affiliates and successors and assigns (the "NationsBank Persons") that may arise as a result of the transactions described herein based on their affiliation with NBD, and (ii) agree that the NationsBank Persons are involved in the transactions described herein solely in the capacities described herein, and not in any capacity as financial advisor, portfolio evaluator, purchase price assessor or otherwise. Nothing contained herein shall be deemed to limit any and all remedies available to CAC or any of its Affiliates against NBD under the Sale and Purchase Agreement.

                  SECTION 9.5. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses


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


(including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Buyers or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the Buyers' Net Investment and all other amounts payable under this Agreement.

                  SECTION 9.6. Non-Reliance. Each of the Buyers and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Buyers or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Transferor, CAC, CompuCredit, CB&T and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Buyers or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Buyers and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any party hereunder with any credit or other information concerning the affairs, financial condition, or business of any of the Transferor, CAC, CompuCredit, CB&T or any of their Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

                  SECTION 9.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Buyers, the Bank Investors and the Transferor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Buyers and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon



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succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 9.8. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in Buyer A's Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in Buyer A's Net Investment not later than the following Business Day.

                  SECTION 9.9.      Bank Commitment; Assignment to Bank
Investors.

                           (a)      Bank Commitment.  At any time on or prior to
the Commitment Termination Date, in the event that Buyer A does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require Buyer A to assign its interest in Buyer A's Net Investment in whole to the Bank Investors pursuant to this Section
9.9. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Termination Date or (ii) Buyer A elects to give notice to the Transferor of its election not to maintain its interest in Buyer A's Net Investment, the Transferor hereby requests and directs that Buyer A assign its interest in Buyer A's Net Investment in whole to the Bank Investors pursuant to this Section 9.9 and the Transferor hereby agrees to pay the amounts described in Section 9.9(d) below. Provided that the Net Asset Test is satisfied, upon any such election by Buyer A or any such request by the Transferor, Buyer A shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of Buyer A's obligations hereunder. In connection with any assignment from Buyer A to the Bank Investors pursuant to this Section 9.9, each Bank Investor shall, on the date of such assignment, pay to Buyer A an amount equal to its Assignment Amount. Upon any Assignment by Buyer A to the Bank Investors contemplated hereunder, Buyer A shall cease to make any additional Incremental Transfers hereunder.

                           (b)      Assignment.  No Bank Investor may assign all
or a portion of its interests in Buyer A's Net Investment, the Receivables, Collections, Related Security and Proceeds with respect thereto or its rights and obligations hereunder to any Person unless approved in writing (i) by the Administrative Agent, on behalf of Buyer A and the Agent and (ii) the Transferor (which approval shall be not unreasonably withheld) and



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made in accordance with Section 9.10 hereof. In the case of an Assignment by
Buyer A to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in Buyer A's Net Investment, the Receivables, Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party. Upon any such Assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(b) in accordance with the terms thereof, notwithstanding that Buyer A was not so obligated and (y) not have the right to elect the commencement of the amortization of Buyer A's Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that Buyer A had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such Assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                           (c)      Effects of Assignment.  By executing and
delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, CAC, CB&T or CompuCredit or the performance or observance of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant




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hereto; (iii) such assignee confirms that it has received a copy of this
Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against Buyer A any proceeding of the type referred to in Section 11.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by Buyer A.

                           (d)      Transferor's Obligation to Pay Certain
Amounts; Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of Buyer A, in connection with any Assignment by Buyer A to the Bank Investors pursuant to this Section 9.9, an aggregate amount equal to all Carrying Costs to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids (other than Buyer A's Net Investment). To the extent that such Carrying Costs relate to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by Buyer A to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to Buyer A as additional consideration for the interests assigned to the Bank Investors and the amount of Buyer A's Net Investment hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors. In the event that funds paid by the Bank Investors or the Transferor under this Section 9.9 are not required to be used immediately by Buyer A to pay maturing Related Commercial Paper, Buyer A agrees to invest such funds in Cash Equivalent Investments until such time as such funds are required to pay maturing Related Commercial Paper and, after the payment of all Related Commercial Paper, Buyer A shall pay to the Transferor all remaining funds paid by the Transferor or the Bank Investors pursuant to this Section 9.9 and the investment earnings (net of investment losses, if any, on any such Cash Equivalent Investments) on such funds.

                           (e)      Administration of Agreement After
Assignment. After any Assignment by Buyer A to the Bank Investors pursuant to this Section 9.9 (and the



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payment of all amounts owing to Buyer A in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                           (f)      Payments.  After any Assignment by Buyer A
to the Bank Investors pursuant to this Section 9.9, all payments to be made hereunder by the Transferor or the Servicer to the Agent for the benefit of Buyer A shall be made to the Agent's account as such account shall have been notified to the Transferor and the Servicer for the benefit of the Bank Investor.

                           (g)      Downgrade of Bank Investor. If at any time
prior to any Assignment by Buyer A to the Bank Investors as contemplated pursuant to this Section 9.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, Buyer A shall have the right to require such Bank Investor to accept the Assignment of such Bank Investor's Pro Rata Share of Buyer A's Net Investment; such Assignment shall occur in accordance with the applicable provisions of this Section 9.9. Such Bank Investor shall be obligated to pay to Buyer A, in connection with such Assignment, in addition to the Pro Rata Share of Buyer A's Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of Buyer A's Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such Assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by Buyer A, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents. The Agent shall give the Transferor prompt written notice of any Assignment to a Bank Investor pursuant to this Section 9.9.


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                  SECTION 9.10.     Tax Matters.

                  (a) Notwithstanding anything to the contrary herein, the Servicer shall be entitled to withhold any amount that it determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid for all purposes of the Agreement.

                  (b) Each of the Buyers and the Bank Investors agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Servicer (i) if such Buyer or Bank Investor, as applicable, is incorporated or organized under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form 4224 or, if the Transferor in its sole discretion consents, Form 1001, or in either case successor applicable or required forms,
(ii) a duly completed copy of United States Internal Revenue Service Form W-9 or, if the Transferor in its sole discretion consents, Form W-8, or in either case successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Buyer and Bank Investor agrees to provide to the Servicer like additional subsequent duly completed forms (subject to like consent) satisfactory to the Servicer on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer. Each Buyer and Bank Investor certifies, represents and warrants that as of the date of this Agreement, or in the case of a Buyer which is an assignee as of the date of such Assignment, that it is entitled (x) to receive payments under this Agreement without deduction or withholding (other than pursuant to Section 1446 of the Code, if applicable) of any United States federal income taxes and (y) to an exemption from United States backup withholding tax. Each Buyer and Bank Investor represents and warrants that it shall pay any taxes imposed on such Buyer or Bank Investor, as applicable, attributable to its interest in the Transferred Interest.

                  (c) Each Buyer and Bank Investor agrees with the Transferor that: (i) such Buyer or Bank Investor, as applicable, will deliver to the Transferor, on or before the Closing Date or the effective date of any participation or Assignment, a letter in the form annexed hereto as Exhibit K (an "Investment Letter"), executed by such assignee Buyer or Bank Investor, as the case may be, in the case of a Assignment, or by the Participant, in the case of a participation, with respect to the purchase by such Buyer or Bank Investor, as applicable, or Participant of a portion of an interest relating to the Transferred Interest and (ii) all of the statements made by such Buyer or Bank Investor, as applicable, in its Investment Letter shall be true and correct as of the date made.

                  (d) Each Buyer or Bank Investor, as applicable, by its holding of an interest in the Transferred Interest, hereby severally represents, warrants and covenants, and each Buyer or Bank Investor, as applicable, that acquires an interest in



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

the Transferred Interest by Assignment shall be deemed to have severally represented, warranted and covenanted upon such Assignment that: (i) such Buyer or Bank Investor, as applicable, has not acquired and shall not sell, trade or transfer any interest in the Transferred Interest, nor cause any interest in the Transferred Interest to be marketed, on or through either (A) an "established securities market" (or the substantial equivalent thereof) within the meaning of
Section 7704(b)(1) of the Code (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (B) a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code (including a market wherein interests in the Transferred Interest are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Transferred Interest and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others), and (ii) unless the Transferor consents otherwise, such Buyer or Bank Investor, as applicable, (A) is properly classified as, and shall remain classified as, a "corporation" as described in Section 7701(a)(3) of the Code and (B) is not, and shall not become, an "S corporation" as described in Section 1361 of the Code. Each Buyer or Bank Investor, as applicable, represents, warrants and covenants that it shall (A) cause each of its Participants otherwise permitted hereunder to make representations, warranties and covenants similar to the foregoing for the benefit of the Transferor at the time such Participant becomes a Participant and (B) forward a copy of such representations, warranties and covenants to the Transferor. In the event of any breach of the representation, warranty and covenant of a Buyer or Bank Investor, as applicable, or its Participant that such Buyer or Bank Investor, as applicable, or Participant shall remain classified as a corporation other than an S corporation, such Buyer or Bank Investor, as applicable, shall notify the Transferor promptly upon such Buyer's or Bank Investor's, as applicable, becoming aware of such breach, and thereupon the Buyer or Bank Investor, as applicable, hereby agrees to use reasonable efforts to procure a replacement investor which is acceptable to the Transferor not so affected to replace such affected Buyer or Bank Investor, as applicable. In any such event, the Transferor shall also have the right to procure a replacement investor. Each affected Buyer and Bank Investor hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder. Each Buyer and Bank Investor which has a Participant which has breached its representation, warranty and covenant that it shall remain classified as a corporation other than an S corporation hereby agrees (without limiting the right of the Transferor to procure a replacement investor for such Buyer or Bank Investor, as applicable, as provided above in this paragraph) to notify the Transferor of such breach promptly upon such Buyer's or Bank Investor's, as applicable, becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which is acceptable to the Transferor to replace any such Participant.

                  (e) Subject to the provisions of subsection (g), each Buyer and Bank Investor may at any time sell, assign or otherwise transfer, to the extent of such Buyer's or Bank Investor's, as applicable, interest in the Transferred Interest, to (i) any



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

NationsBank Entity, in the case of an Assignment by Buyer B or its assigns, (ii) a Conduit Assignee, in the case of an Assignment by Buyer A or its assigns or
(iii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably on the basis that, and no Assignment pursuant to clause (i) or (ii) above shall be permitted if, following such proposed Assignment the number of Private Holders would exceed 80 or otherwise cause the arrangement created pursuant to this Agreement to be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code) all or part of its interest in the Transferred Interest; provided, however, that any Assignment shall be void unless (x) the minimum amount of such Assignment shall be $5,000,000, (y) such assignee Buyer or Bank Investor, as applicable, shall comply with this Section 9.10 and shall have delivered to the Transferor, prior to the effectiveness of such Assignment, a copy of an agreement under which such assignee has made the representations, warranties and covenants required to be made pursuant to this Section 9.10, and
(z) such proposed assignee shall provide the forms described in clauses (x), (y) and (z) of subsection 9.10(b) (subject to the Transferor's consent, as applicable and as set forth therein) in the manner described therein. In connection with any Assignment, the assignor Buyer or Bank Investor, as applicable, shall request in writing to the Transferor for the consent of the Transferor (if required pursuant to this Section) (the Transferor shall respond to any such request within ten Business Days after its receipt and the Transferor will not unreasonably withhold such consent) it being understood that the obtaining of such consent (if required pursuant to this Section) is a condition to the effectiveness of the Assignment. Each assignee of a Buyer or Bank Investor, as applicable, is subject to the terms and conditions of subsection 9.10(b) on an ongoing basis and hereby makes the certifications, representations and warranties contained therein.

               (f) Subject to the provisions of subsection (g), any Buyer or Bank Investor may at any time grant a participation in all or part (but not less than $5,000,000) of its interest in the Transferred Interest to (i) any NationsBank Entity, in the case of a participation granted by Buyer B or its assigns, (ii) a Conduit Assignee, in the case of a participation granted by Buyer A or its assigns or (iii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably on the basis that, and no participation pursuant to clause (i) or (ii) above shall be permitted if, following such proposed participation the number of Private Holders would exceed 80 or otherwise cause the arrangement created pursuant to this Agreement to be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code) (each such Person, a "Participant"); provided, however, that such participation shall be void, unless such Participant complies with the applicable provisions of this Section 9.10 and such Buyer or Bank Investor, as applicable, delivers to the Transferor, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants to be made pursuant to this Section 9.10. In connection with the granting of any such participation to any Person, the granting Buyer or Bank Investor, as applicable, shall



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

provide a written request to the Transferor for the consent of the Transferor to the granting of the specified interest to any identified prospective Participant, if such consent is required to be given pursuant to this Section, and the Transferor shall respond to any such request within ten Business Days after its receipt, it being understood that the obtaining of such consent (if so required) is a condition to the effectiveness of a participation. Each Buyer and Bank Investor hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Buyer's and Bank Investor's direct obligations hereunder and that the Transferor shall have no obligation to have any communication or relationship whatsoever with any Participant of such Buyer or Bank Investor, as applicable, in order to enforce the obligations of such Buyer or Bank Investor, as applicable, hereunder. Each Buyer and Bank Investor shall promptly notify the Transferor in writing of the identity and interest of each Participant upon any such disposition. As a condition of granting any participation, the applicable Buyer or Bank Investor hereby agrees to deliver to the Transferor a certification of the proposed Participant pursuant to which the Participant certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax,
(ii) prior to the date on which the first interest payment is due to the Participant, such Buyer or Bank Investor, as applicable, will provide to the Servicer the forms described in clauses (i), (ii) and (iii) of subsection 9.10(b) (subject to the Transferor's consent, as applicable and as set forth therein) as though the Participant were a Buyer or Bank Investor, as applicable,
(iii) such Buyer or Bank Investor similarly will provide subsequent forms as described in subsection 9.10(b) with respect to such Participant as though it were a Buyer or Bank Investor, as applicable, and (iv) such Participant will pay any taxes imposed on its participation interest in the Transferred Interest.

                  (g) Except (i) as provided in subsections (e) and (f) above and in Sections 9.9 and 11.6 hereof and (ii) in connection with any pledge to any Federal Reserve Bank to secure any obligation of a Buyer or Bank Investor, no Buyer or Bank Investor may transfer, assign, exchange or otherwise convey or pledge, hypothecate, or otherwise grant a security interest in the Transferred Interest and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

                  SECTION 9.11. Tax Treatment. The Transferor has entered into this Agreement, and the interests of the Buyers in the Transferred Interest will be issued, with the intention that, for federal, state and local income and franchise tax purposes, the Transferred Interest will qualify as indebtedness secured by the Receivables. The Transferor, by entering into this Agreement, and each Buyer, by the acceptance of any such interest in the Transferred Interest, agree to treat such interest in the Transferred Interest for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Buyer agrees that it will cause any Person acquiring an interest in the Transferred Interest through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 9.11. None of the



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

parties hereto shall make the election provided for in Treasury
Regulation section 301.7701-3(c). The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.


                                    ARTICLE X

                        GUARANTY AND GUARANTOR COVENANTS


                  SECTION 10.1. Guaranty. In consideration of, and in order to induce the Buyers, the Bank Investors and the Agent to enter into this Agreement and to accept the Transfers hereunder, the Guarantor hereby unconditionally and irrevocably guarantees to the Buyers, Bank Investors, Agent, Administrative Agent, Collateral Agent, Liquidity Provider and Credit Support Provider and their respective successors and assigns, the due and punctual performance and payment by the Transferor, of all representations and warranties, covenants, agreements, terms, conditions and indemnities to be performed and observed by the Transferor under this Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Transferor under the terms and provisions of this Agreement; provided, however, that the Guarantor shall not bear any recourse for losses on Receivables with respect to which the Obligors have failed to make payments and, notwithstanding any other provision of this Section 10.1, if the Transferor is unable to pay, as a result of Obligors' failing to make payment on Receivables, any amount of the Buyers' Net Investment or any amount constituting Carrying Costs or the Buyer B Amounts, then CompuCredit shall not be liable for such amounts (except for amounts with respect to the breach of any of the Transferor's obligations under
Article VIII hereunder or of any of its representations or warranties or other covenants and indemnifications hereunder). In no event shall CompuCredit be liable for the nonperformance, nonobservance or failure to pay by any Person other than the Transferor.

                  SECTION 10.2. Waivers. (a) The Guarantor hereby waives promptness, diligence and notice of acceptance of the guaranty made in Section
10.1 (the "Guaranty") of any action taken or omitted in reliance hereon or of any default in the payment of any such sums or in the performance of any covenants, agreements, terms, conditions and any demand, protest or other notice of any kind. The Guarantor expressly waives the right to require any party to protect, secure, perfect, insure, proceed against or exhaust any collateral in which a security interest, lien, mortgage or like encumbrance has been granted by the Transferor as security for the payment of any sums due hereunder or to exhaust any right or take any action against the Transferor or any other Person or any collateral.

                           (b)      The obligations of the Guarantor under this
Guaranty constitute a present and continuing guaranty of payment and not of collectibility and all payments made by the Guarantor hereunder will be made without set-off, counterclaim



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

or other defense. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall not be subject to any counterclaim, set-off, deduction or defense. This Guaranty shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever, whether or not the Guarantor shall have any knowledge or notice thereof or consent thereto, including, without limitation: (i) any amendment or modification of or supplement to any Transaction Documents, assignment or transfer of any interest of the Buyers, Bank Investors or Agent therein, including, without limitation, any renewal or extension of the terms of payment of any sums due or contingently due hereunder or the granting of time in respect of any payment, any furnishing or acceptance of security or any release of any security so furnished or accepted for any sum due or contingently due hereunder; (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of any Transaction Document or any exercise or no exercise of any right, remedy or power in respect thereof; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantor, Transferor or any other Person, or the properties or creditors thereof; (iv) the occurrence of any Termination Event under this Agreement, or any invalidity, illegality or any unenforceability of, or any misrepresentation, irregularity or other defect in, any provision of any Transaction Document; (v) any transfer or purported transfer, any consolidation or merger of the Transferor or any other Person with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Transferor or any other Person; (vi) any failure on the part of the Transferor or any other Person to perform or comply with any term of any Transaction Document; (vii) any suit or other action brought by any creditors of the Transferor for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any Transaction Document or
(viii) any limitation contained in Section 8.5 hereof.

                  SECTION 10.3. Reinstatement. The obligations of the Guarantor in respect of this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any obligations guaranteed hereunder is rescinded or must otherwise be returned by any of the parties in whose favor this Guaranty is being made upon the insolvency, bankruptcy or reorganization of the Transferor or otherwise, all as though such payment had not been made.

                  SECTION 10.4. Subrogation. If the Guarantor shall make any payment due in respect of this Guaranty, it shall to the extent permitted by applicable law, be subrogated to the rights of the party in respect of which such payment was made; provided however, that such rights of subrogation and all indebtedness and claims arising therefrom shall be, and the Guarantor hereby declares that they are, and shall at all times be, in all respects subordinate and junior to all sums due or contingently due under the Transaction Documents. The Guarantor hereby agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated



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

claim unless and until, all sums which may become due, or are stated in the Transaction Documents to become due, shall have become due, shall have been paid in full or funds for their payment shall have been duly and sufficiently provided.

                  SECTION 10.5. Net Worth Ratio. The Guarantor agrees that, at all times during the period referred to in the first paragraph of Section 5.2 hereof, the ratio of (a) its tangible net worth (equal to shareholders' equity according to GAAP minus any write-up in the book value of assets resulting from the revaluation thereof subsequent to the date hereof minus treasury stock minus patents, copyrights, trademarks or goodwill and other like intangibles, excluding capitalized software not in excess of $4,000,000) to (b) total assets managed by the Guarantor (determined, with respect to the Receivables, based on the purchase price paid with respect to the Receivables pursuant to the Sale and Purchase Agreement) shall not be less than .08:1.

                  SECTION 10.6. Financial Reporting. CompuCredit will maintain, a system of accounting established and administered in accordance with GAAP, and will furnish to the Agent:

                                    (i)      Annual Reporting. (A) Within one
          hundred five (105) days after the close of CompuCredit's fiscal year, (beginning with the fiscal year ending in 1998) audited financial statements, prepared in accordance with GAAP on a consolidated basis for CompuCredit, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, which accountants shall be acceptable to the Agent, prepared in accordance with GAAP and, upon the Agent's request, any management letter prepared by said accountants and accompanied by a certificate of said accountants that CompuCredit is in compliance with its agreement set forth in Section
          10.5 or, if CompuCredit is not in compliance with such agreement, stating the nature and status thereof and showing the computation of the financial ratios and restrictions set forth in Section 10.5.

                                   (ii)        Quarterly Reporting.  Within
          sixty (60) days after the close of the first three quarterly periods of CompuCredit's fiscal year, for CompuCredit consolidated unaudited balance sheets (excluding financial footnotes) as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, and showing the computation of each of the financial ratios and restrictions set forth in Section 10.5 all certified by its chief financial officer, chairman, president, treasurer or any executive vice president.

                                    (iii)       Compliance Certificate.
          Together with the financial statements required hereunder, a compliance certificate signed by the chief financial officer, chairman, president, treasurer or any executive vice president of


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

          CompuCredit stating that the attached financial statements (except for the financial footnotes excluded in clause (ii) above) have been prepared in accordance with GAAP and, to the best of such person's knowledge, accurately reflect the financial condition of CompuCredit, and showing compliance with, the financial ratios and restrictions set forth in Section 10.5.

                                    (iv)     Shareholders Statements and
          Reports. Promptly upon the furnishing thereof to the shareholders of CompuCredit, copies of all financial statements, reports and proxy statements so furnished.

                                    (v)     S.E.C. Filings.  Promptly upon the
          filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which CompuCredit files with the Securities and Exchange Commission.

                  SECTION 10.7. Notices. CompuCredit shall promptly notify the Agent of (i) a Termination Event or (ii) CB&T's failure to observe, keep or perform any material term, condition, covenant, representation or warranty of the Facilities Management Agreement or the Affinity Card Agreement, in each case, of which it has knowledge.

                  SECTION 10.8. Sub-Servicing Fee. On the last day of any Collection Period, the Servicer shall pay to the Agent, for the benefit of the Buyers and the Bank Investors, as applicable, the amount of any Sub-Servicing Fee retained by the Sub-Servicer during such Collection Period in excess of one-twelfth of the product of (i) 4% per annum and (ii) the average daily Principal Receivables during such Collection Period. Such amount shall be paid by the Servicer in immediately available funds to the Collection Account, to be distributed on the next Remittance Date in accordance with Section 2.5 hereof.

                  SECTION 10.9. Co-Beneficiary Designations. By no later than 30 days after the Closing Date, CompuCredit shall cause (and shall furnish the Agent with evidence demonstrating) the Agent to be designated a (a) co-beneficiary of the "Key Person" insurance obtained by CompuCredit with respect to the following principals of CompuCredit: David G. Hanna, Brett M. Samsky, and Rick Gilbert, and (b) co-insured party on the fidelity bond insurance policy obtained by CompuCredit covering losses from employee, officer and director theft, fraud, misappropriation, and embezzlement, for all employees, officers and directors of CompuCredit, in the amount of at least $25 million.


                                   ARTICLE XI

                                  MISCELLANEOUS


                  SECTION 11.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Buyers' Net Investment has



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been reduced to zero, all Carrying Costs have been paid in full and all other Aggregate Unpaids and all Buyer B Distributions have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, Buyer A, Buyer B, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 11.9 hereof, shall be continuing and shall survive any termination of this Agreement.

                  SECTION 11.2. Waivers; Amendments. (a) No failure or delay on the part of the Agent, Buyer A, Buyer B, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                           (b)      Any provision of this Agreement or any other
Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Servicer, Buyer A, Buyer B and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Buyers' Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Buyers' Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests Buyer A's, Buyer B's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from Buyer A, Buyer B or such Bank Investor within 10 Business Days of Buyer A's, Buyer B's or Bank Investor's receipt of such request, then Buyer A, Buyer B or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  SECTION 11.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to



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

such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.3 and confirmation is received, (ii) if given by mail, 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes Buyer A to effect Transfers and funding period selections based on telephonic notices made by any Person which Buyer A in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to Buyer A a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by Buyer A, the records of Buyer A shall govern absent manifest error.

                  If to Buyer A:

                           Kitty Hawk Funding Corporation
                           c/o Lord Securities Corporation
                           Two Wall Street
                           New York, New York  10005
                           Attention: Frank Bilotta
                           Telephone:       (212) 346-9008
                           Telecopy:        (212) 346-9012

                                      (with a copy to the Administrative Agent)

                  If to Buyer B:

                           Atlantic Equity Corporation
                           100 North Tryon Street
                           NC1-007-20-01
                           Charlotte, NC  28255
                           Attention: Marilyn Cromwell
                           Phone:   (704) 386-8380
                           Fax:     (704) 388-9211



                  If to the Transferor:

                           CompuCredit Acquisition Funding Corp.
                           Two Ravinia Drive, Suite 650
                           Atlanta, GA 30346
                           Telephone:       (770) 901-5814


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

                           Telecopy:        (770) 901-5826
                           Payment Information:

                           NationsBank of Georgia, N.A.
                           Atlanta, Georgia
                           ABA # 061000052
                           Account: CompuCredit Acquisition Funding Corp. Account No. 326 118 7159


                  If to CompuCredit Corporation:

                           CompuCredit Corporation
                           Two Ravinia Drive, Suite 1750
                           Atlanta, GA 30346
                           Telephone:       (770) 901-5840
                           Telecopy:        (770) 901-5815

                  If to the Collateral Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                               Structured Finance
                           Telephone:       (704) 386-7922
                           Telecopy:        (704) 388-9169

                  If to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                               Structured Finance
                           Telephone:       (704) 386-7922
                           Telecopy:        (704) 388-9169

                           Payment Information:

                           NationsBank, N.A.
                           ABA 053-000-196
                           for the account of NationsBank Charlotte
                           Account No. 1093601650000
                           Attn.: Camille Zerbinos


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


                  If to the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                               Structured Finance
                           Telephone:       (704) 386-7922
                           Telecopy:        (704) 388-9169

                  If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

                  SECTION 11.4. Governing Law; Submission to Jurisdiction; Integration.

                           (a)      THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 11.4 shall affect the right of the parties hereto to bring any action or proceeding against any other party hereto or its property in the courts of other jurisdictions.

                           (b)      EACH OF THE PARTIES HERETO HEREBY WAIVES ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                           (c)      This Agreement contains the final and
complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.



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                           (d) The Transferor and CompuCredit each hereby
appoint CT Corporation located at
1633 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by Buyer A, Buyer B, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

                  SECTION 11.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.6. Successors and Assigns. (A) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that (other than as permitted pursuant to Section 5.1(j)) neither the Transferor nor CompuCredit may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

                           (b)      Without limiting the foregoing, Buyer A may,
from time to time, with prior or concurrent notice to Transferor and Servicer, in one transaction or a series of transactions, assign all or a portion of Buyer A's Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by Buyer A to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of Buyer A's Net Investment, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its Liquidity Provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to Buyer A and its Liquidity Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of Buyer A's obligations, if any, hereunder or any other Transaction



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Document, and Buyer A shall be released from such obligations, in each case to the extent of such assignment, and the obligations of Buyer A and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of Buyer A's Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of Buyer A and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by Buyer A to a Conduit Assignee of all or any portion of Buyer A's Net Investment shall in any way diminish the related Bank Investors' obligation under Section 9.9 to fund any Incremental Transfer not funded by Buyer A or such Conduit Assignee or to acquire from Buyer A or such Conduit Assignee all or any portion of Buyer A's Net Investment.

                           (c)      Each of the Transferor and CompuCredit
hereby agrees and consents to the assignment by Buyer A from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or to any Conduit Assignee as set forth in Section 11.6(b); provided, however, that any such assignment shall be made in accordance with the provisions of Section 9.10 hereof. In addition, each of the Transferor and CompuCredit hereby consents to and acknowledges the assignment by Buyer A of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

                  SECTION 11.7. Disclosure. Each of the Transferor and CompuCredit hereby consents to the disclosure of any non-public information with respect to it received by the Buyers, the Agent, any Bank Investor or the Administrative Agent to any of the Buyers, the Agent, any nationally recognized rating agency rating Buyer A's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor, or, to the extent that it is an Affiliate of the Agent, the Liquidity Provider or the Credit Support Provider in relation to this Agreement. NationsBank or any of its affiliates shall not share any proprietary information concerning the Transferor, CompuCredit, the Accounts or the Receivables with any individuals who act primarily as employees of NBD or any employees of the NationsBank Card Services business unit or any credit card company or credit card business unit acquired by NationsBank or any of its affiliates.

                  SECTION 11.8. Confidentiality Agreement. Each of the Transferor and CompuCredit hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Buyers, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial



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advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law or order of a court of competent jurisdiction, or (iii) required in response to any summons or subpoena or in connection with any litigation; and provided, further, however, that the Transferor and the Servicer shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs. Such documents shall include, but not be limited to, research studies, proprietary technology, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing arrangements, customer lists and other documents embodying such confidential information.

                  SECTION 11.9. No Bankruptcy Petition. (a) Each of the Transferor and CompuCredit hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Buyer A, it will not institute against, or join any other Person in instituting against, Buyer A any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                           (b)      Notwithstanding any prior termination of
this Agreement, the Buyers, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Servicer, each Person which acquires an interest in the Transferor's Interest and each of their respective successors and assigns, shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

                  SECTION 11.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of Buyer A contained in this Agreement shall be had against Lord Securities Corporation ("LSC") (or any affiliate thereof), or any stockholder, officer or director of Buyer A, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of Buyer A, and that no personal liability whatsoever shall attach to or be incurred by LSC (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Buyer A contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by Buyer A of any



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

of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of LSC (or any affiliate thereof) and every such stockholder, officer or director of the Buyers is hereby expressly waived as a condition of and consideration for the execution of this Agreement.



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

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.



                                        KITTY HAWK FUNDING CORPORATION,
                                          as Buyer A


                                        By: /s/ Frank B. Bilotta
                                            ------------------------------------
                                              Name:  Frank B. Bilotta
                                              Title: Vice President


Net Investment                          ATLANTIC EQUITY CORPORATION, as Buyer B
$12,000,000

                                        By: /s/ Richard Gross
                                            ------------------------------------
                                              Name:  Richard Gross
                                              Title: Executive Vice President


                                        COMPUCREDIT ACQUISITION FUNDING CORP.,
                                          as the Transferor

                                        By: /s/ Brett M. Samsky
                                            ------------------------------------
                                              Name:  Brett M. Samsky
                                              Title: Chief Financial Officer


                                        COMPUCREDIT CORPORATION, individually
                                          and as Servicer and Guarantor

                                        By: /s/ Brett M. Samsky
                                            ------------------------------------
                                             Name:  Brett M. Samsky
                                             Title: Chief Financial Officer


Commitment                              NATIONSBANK, N.A., as the Agent
$215,000,000                              and a Bank Investor

                                        By: /s/ Michelle M. Heath
                                            ------------------------------------
                                             Name:  Michelle M. Heath
                                             Title: Senior Vice President